                                             As Filed Pursuant to rule 424(b)(5)
                                             Registration No. 333-64594


          Prospectus Supplement to Prospectus dated February 21, 2002.

                                  $25,000,000

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
                                   DEPOSITOR

         Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust
           KeyCorp Institutional Capital A Certificates Series 2002-1

                             ----------------------

     Interest will accrue on the Certificates at an annual rate of 7.5%. Interest payments will generally be made on the first day of each June and December, commencing on June 1, 2002, subject to the exceptions and adjustments described in this Prospectus Supplement. The Certificates are callable in whole or in part in connection with a redemption of the underlying 7.826% Capital Securities issued by KeyCorp Institutional Capital A. The underlying Securities are fully and unconditionally guaranteed, on a subordinated basis and subject to specified limitations, by KeyCorp.

     The Certificates represent beneficial interests in the underlying Securities, and the related swap agreement, which will be held or entered into by Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Series 2002-1. The Securities have a different denomination and distribution rate than the denomination of and interest rate on the Certificates, and the method for calculating the redemption price under the Securities is different from that under the Certificates.

     The Depositor intends to apply to list the Certificates on the New York Stock Exchange.

     See "Risk Factors" beginning on page S-6 of this Prospectus Supplement and on page 3 of the accompanying Prospectus to read about certain factors you should consider before buying Certificates.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

     Goldman, Sachs & Co. and Spear, Leeds & Kellogg L.P., affiliates of Credit and Asset Repackaging Vehicle Corporation, will use this Prospectus Supplement and the accompanying Prospectus in connection with offers and sales of the Certificates in market-making transactions.

GOLDMAN, SACHS & CO.
                PRUDENTIAL SECURITIES
                                U.S. BANCORP PIPER JAFFRAY
                                             SPEAR, LEEDS & KELLOGG L.P.

                             ----------------------

                 Prospectus Supplement dated February 21, 2002.

                                    SUMMARY

     In this Prospectus Supplement and the accompanying Prospectus, the certificates issued by the trust are referred to as "the Certificates". By contrast, the securities deposited into the trust are referred to as "the Securities," and terms such as "Securities Purchase Price," "Security Issuance Agreement," "Security Issuer," "Security Guarantor," "Security Prospectus," "Security Registration Statement" or other terms containing the word "Security" have related meanings. An index of defined terms can be found on page 45 of the accompanying Prospectus.

     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Depositor.....................   Credit and Asset Repackaging Vehicle
                                 Corporation.

Trustee.......................   Wells Fargo Bank Minnesota, National
                                 Association.

Trust.........................   Public Credit and Repackaged
                                 Securities(SM)(PCARS)(SM) Trust Series 2002-1.
                                 The trust will be formed under a trust
                                 agreement between the depositor and the
                                 trustee.

Securities....................   The depositor will deposit into the trust
                                 $23,958,000 aggregate liquidation amount of
                                 7.826% Capital Securities, excluding any and all distributions that have accumulated on the Securities from and including December 1, 2001 to but excluding March 7, 2002 (the depositor's
                                 "retained interest," which will not constitute a part of the trust property). The Securities were issued by KeyCorp Institutional Capital A and fully and unconditionally guaranteed, on a subordinated basis and subject to specified limitations, by KeyCorp. The Securities represent beneficial interests in KeyCorp
                                 Institutional Capital A, a statutory business trust formed under the laws of the State of Delaware for the purpose of, among other things, investing in 7.826% Junior Subordinated
                                 Deferrable Interest Debentures issued by
                                 KeyCorp. Distributions on the Securities are payable semi-annually, on each June 1 and December 1. The Securities are redeemable (1) on December 1, 2026, the stated maturity date of the related junior subordinated debentures,
                                 (2) at any time, in whole but not in part, contemporaneously with the prepayment of the underlying junior subordinated debentures in the case of a "tax event" or "capital treatment event" (as defined in the Security Prospectus) and (3) in whole at any time or in part from time to time on or after December 1, 2006.

                                 The Securities have been purchased by the depositor or its affiliates in the secondary market. See pages S-10 through S-14 of this Prospectus Supplement for a description of the terms of the Securities.

Security Issuer...............   The issuer of the Securities is KeyCorp
                                 Institutional Capital A. The Security Issuer is not participating in this offering and has no obligations under the Certificates.

Security Guarantor............   The Security Issuer's obligations under the
                                 Securities are fully, irrevocably and
                                 unconditionally guaranteed, on a subordinated basis and subject to specified limitations, by KeyCorp. Information about the Security
                                 Guarantor is availa-
                                 ble in its filings with the Securities and Exchange Commission.

Certificates..................   There will be one class of Certificates. The
                                 aggregate principal balance of Certificates being issued is $25,000,000. The Certificates will be issued in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $25.

                                 The Certificates are expected to trade "flat." This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

Interest and Principal
  Distributions...............   Subject to the exceptions described below,
                                 interest on the Certificates is payable on the first calendar day of each June and December, commencing on June 1, 2002, to recordholders of the Certificates on the 15th day of the immediately preceding calendar month. The annual interest rate for the Certificates is 7.5%. Interest on the Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. With respect to the first interest payment on the Certificates, interest will accrue from and including March 7, 2002 to but excluding the first interest payment date.
                                 With respect to each successive interest payment on the Certificates, interest will accrue from and including the previous interest payment date to but excluding the then current interest payment date. No adjustment will be made with respect to interest payable on the Certificates for any distribution date that occurs on a date other than a scheduled distribution date.

                                 The trust will pass through as interest to holders distributions received by the trust on the Securities, except that the trust will not be entitled to and will not pass through any distribution on the Securities in respect of the period up to but excluding March 7, 2002. Under specified circumstances, the Security Issuer has the right from time to time to defer distributions on the Securities, in each case for up to 10 consecutive semi-annual payment periods under the Securities. Any deferral of distributions on the Securities will result in a deferral of interest payments on the Certificates.

                                 Principal of the Certificates will be
                                 distributed on a final distribution date occurring on December 1, 2026, or earlier in the case of any trust wind-up event or partial redemption of the Certificates. In the case of a trust wind-up event (other than a trust wind-up event occurring as a result of a redemption of all Securities), a Certificateholder may receive less than the full principal balance of Certificates it holds because the proceeds from the sale of the Securities (excluding the retained interest) may be insufficient to repay the aggregate principal balance of the Certificates then outstanding. In the case of a redemption of the Certificates, a Certificateholder will receive an amount equal to 100% of the aggregate principal balance of Certificates held by it that are being redeemed, in addition to any accrued interest on those Certificates. No premium will be paid on any redeemed Certificates.

                                 All payments received by the trust with respect to any redemption of Securities, including any premium thereon, will be applied to the payment of the Certificates that are being redeemed and, consequently, will reduce the amounts to be paid by the swap counterparty in connection with the redemption.

                                 A partial redemption of the Certificates will occur if the Security Issuer redeems a portion of the Securities held by the trust. In that case, a corresponding share of the aggregate principal balance of the Certificates will be redeemed, ratably from each holder of Certificates.

                                 If any payment with respect to the Securities held by the trust is not received by the trustee by 12 noon (New York City time) on a distribution date, that payment will be distributed on the next succeeding business day that the trustee receives the payment prior to 12 noon.

Swap Agreement................   The trust will enter into a swap transaction
                                 with respect to the Certificates under a swap agreement with Goldman Sachs Capital Markets,
                                 L.P. That transaction will oblige the swap counterparty to pay specified amounts in the case of a trust wind-up event or a redemption of the Certificates. In consideration of that obligation, the trust will make (1) an initial payment on the date of the closing of this offering and (2) an additional payment to the extent of any amount available for distribution in connection with specified trust wind-up events after the aggregate principal balance of the Certificates then outstanding and any accrued interest on those Certificates have been distributed to Certificateholders.

Swap Counterparty.............   Goldman Sachs Capital Markets, L.P., an
                                 affiliate of the depositor, will act as the initial swap counterparty under the swap agreement. The swap agreement will be assignable under limited circumstances. The swap counterparty will act as calculation agent under the swap agreement.

Swap Guarantor................   The Goldman Sachs Group, Inc. ("GS Group"), the
                                 parent corporation of the depositor, will guarantee the obligations of Goldman Sachs
                                 Capital Markets, L.P. as swap counterparty under the swap agreement. GS Group will not guarantee the obligations of any assignee of Goldman Sachs
                                 Capital Markets, L.P. or any other person who is or becomes a swap counterparty.

                                 The Certificates do not represent obligations of, and will not be insured or guaranteed by, GS Group or any of its subsidiaries, and Certificateholders will have no rights or recourse against GS Group or any of its subsidiaries.

Selling Agent.................   Goldman, Sachs & Co. ("Goldman Sachs"), an
                                 affiliate of the depositor, will act as selling agent under the trust agreement.

Tax Status....................   The depositor will receive an opinion from
                                 Sullivan & Cromwell, special tax counsel to the depositor, that the trust will be classified as a grantor trust and not as an association or publicly traded partnership that is taxable as a corporation for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax, and a Certificateholder will be treated for U.S.
                                 federal income tax purposes as if it owned directly its ratable share of the assets held by the trust. The trustee will identify, as agent for and on behalf of each initial
                                 Certificateholder, the Securities and the swap transaction as an "integrated transaction" for purposes of U.S. Treasury Regulations Section
                                 1.1275-6. See the discussion below under "U.S.
                                 Federal Income Tax Consequences" for a more complete discussion of the U.S. federal income tax consequences of the purchase and ownership of Certificates.

ERISA Considerations..........   In view of the "deemed representations"
                                 discussed below under "ERISA Considerations," a plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                                 Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code or any governmental plan subject to any substantially similar provisions should consult with its counsel before making an investment in the Certificates.

Rating........................   As a result of legal requirements, the
                                 Certificates must be assigned an investment grade rating by Moody's Investors Service Inc.
                                 ("Moody's") and by Standard & Poor's, a
                                 division of the McGraw-Hill Companies Inc.
                                 ("S&P") in order to be issued.

Closing Date..................   On or about March 7, 2002.

Listing.......................   The depositor intends to apply to list the
                                 Certificates on the New York Stock Exchange.
                                 Trading on the New York Stock Exchange is expected to begin within 30 days after the completion of this offering.

                                  RISK FACTORS

     In addition to the risk factors discussed in the accompanying Prospectus and in the Prospectus for the Securities, you should carefully consider the following risk factors before buying any Certificates:

          ABSENCE OF INFORMATION; NO INVESTIGATION OF SECURITY ISSUER

     Certificateholders will be exposed to the credit risk of the Security Guarantor and the Swap Guarantor. This Prospectus Supplement does not provide detailed information with respect to the Securities and does not provide information with respect to the Security Guarantor or the Swap Guarantor. In addition, this Prospectus Supplement does not contain any risk factors relating to the Securities, the Security Issuer or the Security Guarantor.

     No investigation of the financial condition or creditworthiness of the Security Guarantor or any of its affiliates, or of any ratings of the Securities, has been made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates, in connection with the issuance of the Certificates. You should consider carefully the Security Guarantor's financial condition and its ability to make payments in respect of the junior subordinated debentures related to the Securities.

        DEFERRAL OF INTEREST PAYMENTS MAY AFFECT RETURN ON CERTIFICATES

     Under specified circumstances, the Security Issuer has the right from time to time to defer distributions on the Securities, in each case for up to 10 consecutive semi-annual payment periods under the Securities. Any deferral of distributions on the Securities will result in a corresponding deferral of interest payments on the Certificates, and accordingly could affect the rate of return on the Certificates.

             PAYMENTS UNDER SECURITIES ARE EFFECTIVELY SUBORDINATED

     The Securities represent preferred beneficial interests in a trust whose sole assets consist of junior subordinated debentures issued by the Security Guarantor. Accordingly, the ability of the Security Issuer to make distributions in respect of the Securities depends entirely upon the Security Guarantor making payments on the junior subordinated debentures as and when required. The Security Guarantor's obligations under the junior subordinated debentures are subordinated and junior in right of payment to all senior indebtedness of the Security Guarantor. The obligations of the Security Guarantor under its guarantee with respect to the Securities are similarly subordinated and, in addition, subject to specified limitations. You should review carefully the disclosure and risk factors regarding the relationship of the Securities, the related guarantee and the related junior subordinated debentures in the prospectus under which the Securities were offered and sold.

                                TAX CONSEQUENCES

     The trustee will identify, as agent for and on behalf of each initial Certificateholder, the Securities and the swap transaction as an "integrated transaction" for purposes of U.S. Treasury Regulations Section 1.1275-6. As a consequence, each initial Certificateholder will be required to accrue interest with respect to its Certificates even if it is otherwise subject to the cash method of accounting.

     Because the trustee will not make an integration election on behalf of secondary purchasers of Certificates, a secondary purchaser will not be permitted to treat its ratable share of the Securities and the swap transaction as an "integrated transaction" for tax purposes unless it affirmatively elects such treatment on the date of its purchase in the required manner.

     Certificateholders should also be aware that they will be required to continue to accrue income for tax purposes with respect to their Certificates even if interest payments on the Certificates are deferred.

     See the discussion below under "U.S. Federal Income Tax Consequences" for a more complete discussion of the U.S. federal income tax consequences of the purchase and ownership of Certificates.

        CONFLICTS OF INTEREST AFFECTING THE DEPOSITOR AND ITS AFFILIATES

     Goldman Sachs and other affiliates of the depositor may commence, maintain or continue to maintain commercial relationships with respect to the Security Guarantor or its affiliates. In particular, affiliates of the depositor may provide investment banking and other financial services, and may enter into derivative transactions with, the Security Guarantor or its affiliates. Affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of the Security Guarantor or its affiliates (including the Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the depositor may exercise or enforce rights against, and may otherwise act with respect to, the Security Guarantor or its affiliates without regard to the issuance of the Certificates and the related transactions described in this Prospectus Supplement. Any such actions might have an adverse effect on the Securities, the Security Issuer or the Security Guarantor, the ability of the trust to exercise or enforce any rights with respect to the Securities or the value of the Certificates. In the case of a bankruptcy or insolvency of the Security Guarantor or its affiliates, or any other default under securities or other obligations of the Security Guarantor or its affiliates (including the Securities), the interests of Certificateholders with respect to Securities held by the trust may be in conflict with the interests of affiliates of the depositor that have entered into transactions with the Security Guarantor or its affiliates.

     Goldman Sachs Capital Markets, L.P., the initial swap counterparty, will also act as calculation agent under the swap agreement to be entered into by the trust. As such, it will be responsible for calculating the respective payment obligations of the trust and the swap counterparty under this agreement. In addition, Goldman Sachs will act as selling agent under the trust agreement in the event of a trust wind-up event. Since in most circumstances, distributions to Certificateholders following a trust wind-up event will be subordinated to any payments due to the swap counterparty under the swap agreement, the selling agent may face a conflict of interest with respect to the actions to be taken by it.

                CERTIFICATE RATINGS MAY BE LOWERED OR WITHDRAWN

     As a result of legal requirements, at the time of issuance, the Certificates must be assigned an investment grade rating by Moody's and by S&P. There is no guarantee that any such rating will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Certificates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the depositor with respect to the trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before, on or after the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates will be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of filing of those documents. Any statement contained in the Prospectus, this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in the Prospectus, this Prospectus Supplement or in any subsequently filed document, which also is or is deemed to be incorporated by reference, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this Prospectus Supplement.

     The depositor will provide without charge to each person, including any beneficial owner of Certificates, to whom this Prospectus Supplement is delivered, upon his or her written or oral request, a copy of any or all the documents incorporated by reference in this Prospectus Supplement, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to the depositor, at the following address: Prospectus Department, 85 Broad Street, New York, New York 10004, Tel. (212) 902-1171.

                                   THE TRUST

     The trust will be formed under a trust agreement between the depositor and the trustee dated on or about March 7, 2002. The trust agreement will incorporate the provisions of the Standard Terms of Trust Agreements described in the accompanying Prospectus. When the trust agreement is executed, the depositor will deposit the Securities (exclusive of the retained interest, which will not constitute part of the trust property) into the trust. The trustee, on behalf of the trust, will accept the Securities as deposited and deliver the Certificates to or in accordance with the order of the depositor.

                         DESCRIPTION OF TRUST AGREEMENT

     The following summarizes the material terms of the trust agreement to the extent that they are not described in the accompanying Prospectus. A current report on Form 8-K relating to the Certificates containing a copy of the trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission following the issuance and sale of the Certificates.

     The property of the trust will consist of (1) the Securities, (2) all payments on or collections in respect of the Securities, together with any proceeds from the Securities and (3) all rights, title and interest of the trust in, to and under the swap agreement and the related swap guarantee, in each case exclusive of the retained interest.

     In the event that the trustee is required to vote the Securities on the basis of instructions from the Certificateholders, voting rights will be allocated ratably among all Certificateholders.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company (DTC) and its operations, DTC will take action permitted to be taken by a Certificateholder under the trust agreement only at the direction of one or more DTC participants to whose account the corresponding Certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Certificates evidence those voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants whose holdings of Certificates evidence those voting rights, authorize divergent action. See "Description of Certificates -- Form" in the accompanying Prospectus.

                              TRUSTEE COMPENSATION

     As compensation for and in payment of expenses related to its services under the trust agreement (other than extraordinary trust expenses), the trustee will receive specified fees from the depositor. In addition, the depositor will be obligated to pay any extraordinary trust expenses, subject to a maximum reimbursable amount of $150,000. Except to the extent of any extraordinary trust expenses in excess of that amount that are to be borne by the trust (if agreed by all

Certificateholders), Certificateholders are not liable for any compensation or expenses of the trustee.

                              TRUST WIND-UP EVENTS

     Wind-up events with respect to the trust are limited to the following:

     - any Security-related default (as described in greater detail under "Description of Trust Agreements -- Trust Wind-Up Events" in the accompanying Prospectus),

     - the consummation of any redemption of, tender for or other similar transaction with respect to all Securities held by the trust,

     - the Security Issuer ceases to be an eligible Security Issuer (as described under "Description of Trust Property -- Securities -- General" in the accompanying Prospectus); however, if the Security Issuer ceases to be eligible to register and offer securities on Form S-3 under the Securities Act, it will continue to be treated as an eligible Security Issuer until the first to occur of the following: (1) the date that is 12 calendar months after the date on which it ceases to be eligible with respect to Form S-3, and (2) the date on which the depositor, after discussion with the staff of the Securities and Exchange Commission, determines that the depositor would be required to provide information with respect to that Security Issuer if the trust continued,

     - the occurrence of any event of default (other than an event of default with respect to which the swap counterparty is the sole defaulting party) or the designation of an early termination date under the swap agreement, or

     - the incurrence by the trustee of extraordinary trust expenses exceeding $25,000, unless either the swap counterparty or all Certificateholders have provided adequate assurance of indemnity to the trustee in accordance with the trust agreement.

                               RETAINED INTEREST

     The retained interest of the depositor with respect to the Securities will be the right to receive the aggregate amount of all distributions on the Securities in respect of the period from and including December 1, 2001 to but excluding March 7, 2002. These accumulated distributions will be paid to the Depositor, or upon its direction, on the first distribution date for the Certificates, from the first distribution payment made in respect of the Securities after the closing date.

                         DESCRIPTION OF TRUST PROPERTY

                                   SECURITIES

GENERAL

     The trust property consists principally of $23,958,000 aggregate liquidation amount of the Securities (exclusive of the retained interest, which is not a part of the trust property), which represent preferred beneficial interests in KeyCorp Institutional Capital A, a statutory business trust formed under the laws of the State of Delaware for the exclusive purposes of issuing and selling trust securities, using the proceeds from the sale of trust securities to acquire junior subordinated deferrable interest debentures issued by KeyCorp and engaging in those activities necessary or incidental thereto, such as effecting the exchange offer described below and registering the transfer of trust securities. The obligations of the Security Issuer under the Securities are fully and unconditionally guaranteed, on a subordinated basis and subject to specified limitations, by the Security Guarantor. The Securities were issued in connection with an exchange offer by the Security Issuer for its previously issued trust securities (the "Old Securities"). That exchange offer has been registered under the Securities Act of 1933.

     The Securities have been purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor) and will be deposited into the trust exclusive of the retained interest. The Securities will not be acquired either from the Security Issuer or its affiliates or pursuant to any distribution by or agreement with the Security Issuer or its affiliates. All information contained in this Prospectus Supplement regarding the Securities has been derived solely from the Prospectus dated February 3, 1997, filed with the Securities and Exchange Commission, relating to the Securities, including the exhibits to that document which have been filed under the Security Registration Statement and its amendment, filed with the Securities and Exchange Commission on form S-4 on December 31, 1996 and January 28, 1997, respectively. You are urged to read that Prospectus and the exhibits. Neither the depositor, nor the underwriters or any of their respective affiliates have participated in the preparation of the Prospectus or of other public information relating to the Securities, and they take no responsibility for the accuracy or completeness of the information contained in any such documents.

     The following is a summary of some of the material terms of the Securities that directly affect certain financial characteristics of the Certificates, but does not constitute a complete summary of those characteristics. Neither the depositor, nor the underwriters or any of their respective affiliates take any responsibility for the sufficiency or completeness of the following summary, and you are urged to read the Security Prospectus and the exhibits related to it.

     TITLE AND ORIGINAL ISSUE DATE. KeyCorp Institutional Capital A 7.826% Capital Securities (Liquidation Amount $1,000 per Capital Security), fully and unconditionally guaranteed by KeyCorp. The Securities were issued on March 5, 1997.

     SECURITY ISSUER.  KeyCorp Institutional Capital A.

     SECURITY GUARANTOR.  KeyCorp.

     AGGREGATE LIQUIDATION AMOUNT TO BE HELD BY THE TRUST.  $23,958,000

     DISTRIBUTIONS RATE.  7.826%

     SCHEDULED PAYMENT DATES. Each June 1 and December 1. However, the Security Guarantor has the right from time to time to defer payments of interest on the junior subordinated debentures related to the Securities, in each case up to 10 consecutive semi-annual payment periods under those debentures. If the Security Guarantor exercises that right, the Security Issuer will defer payments of distributions on the Securities for a corresponding period. No such deferral period will extend beyond December 1, 2026, the maturity date of the junior subordinated debentures. During any such deferral period, distributions on the Securities will continue to accrue at an annual rate of 7.826%, compounded semi-annually.

     RANKING. The Securities and any outstanding Old Securities constitute the only indebtedness of the Security Issuer. The Security Guarantor's obligations under the junior subordinated debentures related to the Securities are subordinated and junior in right of payment to all senior indebtedness of the Security Guarantor. The obligations of the Security Guarantor under its guarantee with respect to the Securities are similarly subordinated.

     RATING AT ISSUANCE. "a1" by Moody's, "BBB" by S&P and "A-" by Fitch Ratings ("Fitch").

     SECURITY ISSUANCE AGREEMENT. As to the Securities, the Amended and Restated Trust Agreement, dated as of December 4, 1996, among KeyCorp, as depositor, Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, and the holders, from time to time, of the undivided beneficial interests in the assets of the Security Issuer. As to the related junior subordinated debentures, the Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as trustee.

     GUARANTEE. The Security Issuer's obligations under the Securities are fully, irrevocably and unconditionally guaranteed, on a subordinated basis and subject to specified limitations, by the Security Guarantor.

     REDEMPTION TERMS. The Securities are redeemable (1) on December 1, 2026, the stated maturity date of the related junior subordinated debentures and (2) under the following circumstances:

     - at any time, in whole but not in part, contemporaneously with the prepayment of the related junior subordinated debentures, within 90 days following the occurrence and during the continuation of either of the following:

        - the reasonable determination by the Security Guarantor that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of original issuance of the Old Securities, there is more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the liquidation amount of the Old Securities and the Securities as "Tier I Capital" (or the equivalent thereof) for purposes of the applicable Federal Reserve System capital adequacy guidelines, as then in effect (a "capital treatment event"), or

        - the receipt by the Security Issuer of an opinion of counsel to the Security Guarantor experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Old Securities, there is more than an insubstantial risk that (A) the Security Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debentures, (B) interest payable by the Security Guarantor on the junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Security Guarantor, in whole or in part, for U.S. federal income tax purposes, or (C) the Security Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (a "tax event"), or

     - in whole at any time or in part from time to time, on or after December 1, 2006, contemporaneously with the optional prepayment of the related junior subordinated debentures.

     The price payable by the Security Issuer in connection with a redemption of Securities is calculated as follows:

     - in the case of a redemption on December 1, 2026, an amount equal to the liquidation amount of, plus accumulated distributions on, the related Securities,

     - in the case of a redemption based on a "tax event" or "capital treatment event," an amount equal to the greater of (1) the liquidation amount of the Securities being redeemed and (2) as determined by Goldman Sachs & Co. as quotation agent, the sum of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of the related junior subordinated debentures on December 1, 2006, together with the present values of scheduled payments of interest from the redemption date to December 1, 2006, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted Treasury rate (according to the most recently published statistical release designated "H.15(519)" plus 0.5%), plus, in each case, accumulated distributions to but excluding the redemption date; and

     - in the case of any other redemption on or after December 1, 2006, an amount equal to the percentage specified below of the liquidation amount of the related securities being redeemed, together with accumulated distributions to but excluding the date of prepayment:

            December 1, 2006 to November 30, 2007:  103.9130%
            December 1, 2007 to November 30, 2008:  103.5217%
            December 1, 2008 to November 30, 2009:  103.1304%
            December 1, 2009 to November 30, 2010:  102.7391%
            December 1, 2010 to November 30, 2011:  102.3478%
            December 1, 2011 to November 30, 2012:  101.9565%
            December 1, 2012 to November 30, 2013:  101.5652%
            December 1, 2013 to November 30, 2014:  101.1739%
            December 1, 2014 to November 30, 2015:  100.7826%
            December 1, 2015 to November 30, 2016:  100.3913%
            On or after December 1, 2016:           100.0000%

     The proceeds of any such redemption of Securities will be allocated to a redemption payment of 100% of a ratable aggregate principal amount of Certificates, and consequently will reduce the related specified amount to be paid by the swap counterparty. No premium will be paid on any such redeemed Certificates.

     TRUSTEES FOR SECURITYHOLDERS. Bankers Trust Company, as property trustee, and Bankers Trust (Delaware), as Delaware trustee.

     LISTING.  None.

     FORM.  One or more registered global certificates.

     CUSIP.  493265ac6.

     SECURITY PROSPECTUS.  Prospectus dated February 3, 1997.

     As of the date of this Prospectus Supplement, the Securities are rated "A3" by Moody's, "BBB" by S&P and "A-" by Fitch. The ratings of the Securities are not a recommendation to purchase, hold or sell the Securities, and there can be no assurance that a rating will remain in place for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency in the future.

SECURITY ISSUER AND SECURITY GUARANTOR

     According to publicly available documents, the Security Issuer is a statutory business trust formed under the laws of the State of Delaware, for the exclusive purposes of issuing and selling trust securities, using the proceeds from the sale of trust securities to acquire junior subordinated deferrable interest debentures issued by the Security Guarantor and engaging in those activities necessary or incidental thereto, such as effecting the exchange offer described above and registering the transfer of trust securities. The business and affairs of the Security Issuer are conducted by its trustees. The Security Issuer is expected to exist until December 31, 2027, but may terminate earlier as provided in its Amended and Restated Trust Agreement. The principal place of business of the Security Issuer is 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. The Security Issuer is exempt from the informational requirements of the Securities Exchange Act.

     According to publicly available documents, the Security Guarantor is a corporation incorporated under the laws of the State of Ohio. The Security Guarantor is a bank holding company. Through its subsidiaries, the Security Guarantor provides a range of banking, fiduciary and other financial services. The executive offices of the Security Guarantor are located at 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300.

     The Security Guarantor is subject to the informational requirements of the Securities Exchange Act, and in accordance with those requirements files reports and other information (including financial information) with the Securities and Exchange Commission (SEC). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional office located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the world wide web at "http://www.sec.gov" where users can view and download copies of reports, proxy information, statements and other information filed electronically. The common stock of the Security Guarantor is also listed on the New York Stock Exchange and such reports and other information can be inspected at the offices of the New York Stock Exchange.

     This Prospectus Supplement does not provide information with respect to the Security Issuer or the Security Guarantor and no investigation of the financial condition or creditworthiness of the Security Guarantor or any of its affiliates, or of any ratings of the Securities, has been made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates, in connection with the issuance of the Certificates. You should consider carefully the Security Guarantor's financial condition and its ability to make payments in respect of the junior subordinated debentures related to the Securities. All information contained in this Prospectus Supplement regarding the Security Guarantor has been derived from its filings with the SEC. It is possible that events affecting the Securities, the Security Issuer or the Security Guarantor have occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

     In the event that the Security Guarantor ceases to be eligible (as described under "Description of Trust Property -- Securities -- General" in the accompanying Prospectus), the trust will terminate, and the proceeds from the sale of the Securities and other trust property will be distributed to the Certificateholders after any swap termination payment has been paid.

                                 SWAP AGREEMENT

GENERAL

     The trust will enter into a swap agreement with Goldman Sachs Capital Markets, L.P., an affiliate of the depositor, in the form of an ISDA Master Agreement containing a Schedule in the form attached as an exhibit to the Registration Statement. Under that swap agreement, the trust will enter into a swap transaction with respect to the Certificates, as described in the following paragraphs. That transaction will be evidenced by a Confirmation under the ISDA Master Agreement. Goldman Sachs Capital Markets, L.P. will act as the initial swap counterparty under the transaction, but may assign its rights and obligations under the transaction if (1) the credit rating of GS Group is downgraded below "A2/A" by one or more credit rating agencies or (2) any financial or other information with respect to GS Group that is required to be disclosed to Certificateholders under applicable securities law is no longer available in the form of reports filed by GS Group with the Securities and Exchange Commission. The swap counterparty will act as calculation agent under the swap agreement.

TERMS OF SWAP TRANSACTION

     The swap agreement will oblige the swap counterparty to pay specified amounts in the case of a trust wind-up event or a redemption of the Certificates. In consideration of that obligation, the trust will make an initial payment of $429,894 to the swap counterparty on the date of the closing of this offering. The notional amount of this swap agreement will equal the difference between (1) the aggregate principal balance of Certificates from time to time outstanding and (2) the aggregate liquidation amount of the Securities from time to time held by the trust. If the Securities held by the trust are redeemed in part, a corresponding adjustment will be made to the notional amount to reflect that partial redemption.

     Except as specified in the following two paragraphs, on any early termination date under the swap agreement, the swap counterparty will pay to the trust an amount equal to the notional amount of the swap agreement at that time, multiplied by a factor (1) the numerator of which is equal to the amount of proceeds from the sale of the Securities then held by the Trust (minus the aggregate amount of distributions representing the retained interest) and (2) the denominator of which is equal to the aggregate liquidation amount of the Securities then held by the Trust. However, in no event will the trust receive an amount that is greater than the notional amount of the swap agreement at that time.

     In the case of a redemption of all the Securities held by the Trust as a result of a "tax event" or a "capital treatment event," the swap counterparty will pay to the trust an amount equal to the notional amount of the swap agreement at that time.

     In the case of any other redemption of Securities held by the Trust, whether in whole or in part, the swap counterparty will pay to the trust an amount equal to the notional amount of the swap agreement (or, in the case of a partial redemption of Securities, a corresponding portion of that notional amount) minus the difference between (1) the amount paid by the Security Issuer to the trust in connection with the redemption (net of any accumulated distributions on the Securities being redeemed) and (2) the aggregate liquidation amount of the Securities then held by the trust that is subject to the redemption.

     In addition, on each date on which the swap counterparty is obligated to make a payment to the trust in accordance with the third preceding paragraph or the second preceding paragraph, it is entitled to receive from the trust an amount (if positive) equal to the following: (1) any amounts received by the trust as proceeds from the related sale or redemption of Securities then held by the trust, excluding the retained interest which is not a part of the trust property, minus (2) the aggregate liquidation amount of the Securities being sold or redeemed, minus (3) in the case of a redemption of the Securities, the amount of accumulated distributions, if any, on the Securities being redeemed. Any such payment made by the trust to the swap counterparty constitutes additional considerations for the obligations of the swap counterparty under the swap agreement.

GUARANTY OF THE GOLDMAN SACHS GROUP, INC.

     GS Group, the parent corporation of the depositor, will guarantee the obligations of Goldman Sachs Capital Markets, L.P. as swap counterparty under the swap agreement. GS Group will not guarantee the obligations of any assignee of Goldman Sachs Capital Markets, L.P. or any other person who is or becomes a swap counterparty.

     The Certificates do not represent obligations of, and will not be insured or guaranteed by, GS Group or any of its subsidiaries, and Certificateholders will have no rights or recourse against GS Group or any of its subsidiaries.

                          DESCRIPTION OF CERTIFICATES

     The Certificates will consist of one class of Certificates, designated as Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust KeyCorp Institutional Capital A Certificates Series 2002-1. The aggregate principal balance of Certificates being issued is $25,000,000.

     The Certificates will be issued, maintained and transferred on the book-entry records of The Depositary Trust Company and its participants in minimum denominations of $25 and integral multiples of $25 in excess thereof.

     The Certificates are expected to trade "flat." This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

     The depositor intends to apply to list the Certificates on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days after the completion of this offering.

                             INTEREST DISTRIBUTIONS

     Subject to the exceptions and adjustments described below, interest on the Certificates is payable on the first calendar day of each June and December, commencing on June 1, 2002. The scheduled dates are subject to adjustment in accordance with the terms of the Securities where distribution dates would otherwise fall on dates which are not business days. Specifically, if a distribution date would otherwise fall on a day which is not a business day, the payment will instead be made on the next following business day. No adjustment will be made with respect to interest payable on the Certificates for any distribution date that occurs on a date other than a scheduled distribution date. For purposes of the Certificates, "business days" include each day on which commercial banks are open for business in The City of New York.

     The interest rate applicable to the Certificates is a fixed rate of 7.5% annually. Interest on the Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. With respect to the first interest payment on the Certificates, interest will accrue from and including March 7, 2002 to but excluding the first interest payment date. With respect to each successive interest payment on the Certificates, interest will accrue from and including the previous interest payment date to but excluding the then current interest payment date. Interest on the Certificates payable on any interest payment date will be paid to Certificateholders of record on the 15th day of the month immediately preceding that interest payment date.

     The trust will pass through as interest to Certificateholders distributions received by the trust on the Securities, except that the trust will not be entitled to and will not pass through any distribution on the Securities in respect to the period up to but excluding March 7, 2002. If any distribution on the Securities held by the trust is not received by the trustee by 12 noon (New York City time) on a distribution date, the related interest payment on the Certificates will be distributed on the next succeeding business day on which the trustee receives that payment prior to 12 noon, with no adjustment to the amount paid. A deferral of payments under the Securities will result in a corresponding deferral of interest payments on the Certificates.

                            PRINCIPAL DISTRIBUTIONS

     Principal of the Certificates will be distributed on a final scheduled distribution date occurring on December 1, 2026, or earlier in the case of any trust wind-up event or partial redemption of the Certificates. In the case of a trust wind-up event (other than a trust wind-up event occurring as a result of a redemption of all Securities), a Certificateholder may receive less than the full principal balance of Certificates it holds because the proceeds from the sale of the Securities (exclusive of the retained interest) may be insufficient to repay the aggregate principal balance of the Certificates then outstanding. In the case of a redemption of the Certificates, a Certificateholder will receive an amount equal to 100% of the aggregate principal balance of Certificates held by it that are being redeemed, in addition to any accrued interest on those Certificates. No premium will be paid on any redeemed Certificates.

     In order to enable the trust to make principal distributions in respect of the full principal balance of Certificates issued, any liquidation amount received by the trust from the Security Issuer may be supplemented by a payment from the swap counterparty under the swap agreement, as described under "Description of Trust Property -- Swap Agreement -- Terms of Swap Transaction" above. All payments received by the trust with respect to any redemption of Securities, including any premium thereon, will be applied to the payment of the Certificates that are being redeemed and, consequently, will reduce the amounts to be paid by the swap counterparty under the swap agreement in connection with the redemption.

     If any payment with respect to the Securities held by the trust is not received by the trustee by 12 noon (New York City time) on a distribution date, that payment will be distributed on the next succeeding business day on which the trustee receives that payment prior to 12 noon, with no adjustment to the amount distributed.

                               PARTIAL REDEMPTION

     A partial redemption of the Certificates will occur if the Security Issuer redeems a portion of the Securities held by the trust. In that case, a ratable share of the aggregate principal balance of the Certificates corresponding to the ratable share of the Securities being redeemed, will be redeemed, as follows: Promptly after receiving notice of the partial redemption of Securities, the trustee will allocate the number of Certificates to be redeemed ratably based on the aggregate principal balance of Certificates then held by each holder of Certificates, and will notify each holder of the principal balance of Certificates to be redeemed from that holder. The selected Certificates will become redeemable without any further action on the part of the trustee or the Certificateholders upon receipt by the trustee of the proceeds from the related partial redemption of Securities. In respect of the Certificates being redeemed, each holder will receive, out of the redemption proceeds and any payment under the swap agreement described above, an amount equal to 100% of the aggregate principal balance of the Certificates held by it that are being redeemed, together with any accrued and unpaid interest on those Certificates. No premium will be paid on any redeemed Certificates.

                                 VOTING RIGHTS

     At all times, all voting rights related to the Certificates are allocated among the holders of the Certificates in proportion to the respective shares of the aggregate principal balance of Certificates held by them.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     This section describes the material U.S. federal income tax consequences of owning the Certificates and is the opinion of Sullivan & Cromwell, special tax counsel to the depositor. The discussion below only applies to a Certificateholder who or that is a U.S. holder (as defined below) and who or that holds the Certificates as capital assets for U.S. federal income tax purposes. The discussion below does not apply to a Certificateholder who or that is a member of a class of taxpayers that is subject to special rules, such as:

     - dealers in securities or currencies,

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

     - banks,

     - life insurance companies,

     - tax-exempt organizations,

     - persons that own Certificates that are a hedge or that are hedged against interest rate risks,

     - persons that own Certificates as part of a straddle or conversion transaction for tax purposes, or

     - persons whose functional currency for tax purposes is not the U.S.
       dollar.

     For purposes of the discussion below, a U.S. holder is a beneficial owner of a Certificate who or that is:

     - a citizen or resident of the United States,

     - a domestic corporation,

     - an estate whose income is subject to U.S. federal income tax regardless of its source, or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

     This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     Certificateholders are urged to consult their own tax advisors concerning the consequences of owning Certificates in their particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

                        TAX CLASSIFICATION OF THE TRUST

     In the opinion of Sullivan & Cromwell, special tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association or publicly traded partnership that is taxable as a corporation for U.S. federal income tax purposes. Accordingly, the trust will not be subject to U.S. federal income tax, and a Certificateholder will be treated for U.S. federal income tax purposes as if it owned directly its ratable share of the assets held by the trust.

                        CLASSIFICATION OF THE SECURITIES

     The discussion below is based on, and assumes the accuracy of, the discussion of tax treatment of the Securities in the prospectus under which the Securities were offered and sold. In particular, the discussion below assumes that, for U.S. federal income tax purposes, (1) the Security Issuer will not be treated as an association or publicly traded partnership that is taxable as a corporation and (2) the 7.826% Junior Subordinated Deferrable Interest Debentures Series B (the "KeyCorp Debt") will not be treated as issued with original issue discount ("OlD") prior to the Security Guarantor's deferral of interest payments on the KeyCorp Debt.

                       INTEGRATION OF SECURITIES AND SWAP

     The trustee will identify, as agent for and on behalf of each Certificateholder who purchases Certificates in the initial offering (an "initial Certificateholder"), the Securities and the swap transaction under the swap agreement (the "swap") as part of an integrated transaction (an "Integration Election") within the meaning of U.S. Treasury Regulations Section 1.1275-6 (the "Integration Regulations"). Although it is not entirely clear whether such Integration Election will be effective for tax purposes, it would be reasonable for an initial Certificateholder to treat the Integration Election as valid and the terms of the Certificates will provide that each initial Certificateholder agrees to treat its Certificates for all tax purposes as subject to the Integration Election. Except as noted below under "Non-Integration", the discussion below assumes that the Internal Revenue Service will respect the validity of the Integration Election.

     The effect of the Integration Election is that each initial Certificateholder (and any secondary purchaser of Certificates who makes an Integration Election) will treat its ratable share of the Securities and swap held by the trust as a single synthetic debt instrument the payments on which are equal to the payments on the Securities after adjustment for the payments to be made by and to the trust under the swap. Accordingly, each initial Certificateholder will not account separately for its ratable share of the income and loss recognized with respect to the Securities and the swap. Instead, as discussed below under "Original Issue Discount," a Certificateholder who has an Integration Election in effect with respect to its Certificates will be required to treat the synthetic debt instrument represented by the Certificates as issued with OlD in an amount equal to the excess of all the payments to be made under the synthetic debt instrument (including interest payments) over the issue price of the synthetic debt instrument. As a consequence, such a Certificateholder will be required to accrue interest income with respect to its Certificates even if it is otherwise subject to the cash method of accounting. If the swap counterparty assigns its rights and obligations under of the swap under the circumstances described under "Description of Trust Property -- Swap Agreement -- General" above, a Certificateholder would likely be treated for tax purposes as having disposed of its synthetic debt instrument upon that assignment. If a Certificateholder is so treated, the Certificateholder would recognize gain or loss upon the assignment in an amount equal to the difference between its basis in its Certificates and the fair market value of the Certificates on the date of the assignment. Furthermore, a Certificateholder would not be permitted to continue to treat its ratable share of the Securities and swap held by the trust as part of an integrated transaction (even if the Certificateholder makes a new Integration Election). As a consequence, that Certificateholder would be subject to the rules described below under "-- Non-Integration" with respect to its Certificates for all periods after the assignment.

     Because the trustee will not make an Integration Election for secondary purchasers of Certificates, a secondary purchaser of Certificates will not be permitted to treat its ratable share of the Securities and the swap as part of an integrated transaction for U.S. federal income tax purposes unless the secondary purchaser makes an Integration Election in the manner and form required under the Integration Regulations. In order to make an integration Election, a Certificateholder would be required to enter and retain as part of its books and records as of the date of its purchase of the Certificates (1) the date of its purchase of the Certificates, (2) a description of its ratable share of the Securities and the swap held by the trust and (3) a summary of the cash flows and accruals resulting from treating its ratable share of the Securities and swap held by the trust as a single synthetic debt instrument. If a secondary purchaser does not make an Integration Election, it may be subject to tax consequences that differ from the tax consequences described herein with respect to initial purchasers of the Certificates. See the discussion below under "-- Non-Integration." Accordingly, secondary purchasers of Certificates are urged to consult their tax advisors as to the requirements for making an Integration Election and the tax consequences of not making an Integration Election. Except as discussed under "-- Deferral of Interest Payments" and
"-- Non-Integration" below, the following discussion assumes that a secondary purchaser of Certificates will properly make an Integration Election.

                            ORIGINAL ISSUE DISCOUNT

     The Integration Regulations provide that the difference between all of the amounts to be paid with respect to the synthetic debt instrument (including interest payments) and the issue price of the synthetic debt instrument will be treated as OID for U.S. federal income tax purposes. The issue price of the synthetic debt instrument represented by Certificates held by an initial purchaser of Certificates will equal its ratable share of the liquidation amount of Securities held by the trust (that is, $23.96 with respect to each Certificate) plus its ratable share of the initial amount paid by the trust to the swap counterparty pursuant to the swap agreement (that is, $0.43 with respect to each Certificate). The issue price of the synthetic debt instrument represented by Certificates held by a secondary purchaser of Certificates will equal its ratable share of the adjusted issue price of the Securities held by the trust (that is, $23.96 with respect to each Certificate as long as the Security Guarantor has not elected to defer interest payments with respect to the KeyCorp Debt) plus the portion of such Certificateholder's purchase price for its Certificates that is allocable to its ratable share of the swap held by the trust.

     A Certificateholder generally must include the OID with respect to its Certificates in ordinary gross income as it accrues, in accordance with the constant yield method, in advance of the receipt of cash attributable to that income, regardless of the Certificateholder's regular method of accounting for U.S. federal income tax purposes. The amount of OID that a Certificateholder is required to include in gross income over the term of a Certificate will be reduced, however, by the "acquisition premium" with respect to the Certificate, which will equal the excess (if any) of (1) the Certificateholder's purchase price for the Certificate over (2) the issue price of the synthetic debt instrument represented by that Certificate. Accordingly, a Certificateholder that uses the calendar year as its taxable year and who purchases its Certificate for an amount that is at least equal to the principal amount of the Certificate (including all initial purchasers of Certificates) will generally not be required to include an amount of OID in income for a taxable year that is in excess of the amount of the stated interest with respect to the Certificates during that year determined under the accrual method of accounting.

                                MARKET DISCOUNT

     A secondary purchaser of Certificates will be treated as having purchased the synthetic debt instrument represented by its Certificates at a market discount if:

     - its purchase price for the Certificates is less than the issue price (determined in the manner described above under "Original Issue Discount") of that synthetic debt instrument, and

     - such difference is equal to or greater than one quarter of one percent of the issue price of that synthetic debt instrument multiplied by the number of complete years to the maturity of its Certificates.

     If a secondary purchaser of Certificates is treated under the rules above as having purchased its synthetic debt instrument at a market discount, the Certificateholder must treat any gain it recognizes on the maturity or disposition of its Certificates as ordinary income to the extent of the accrued market discount on the synthetic debt instrument represented by the Certificates. Alternatively, a Certificateholder may elect to include its portion of such market discount in income currently over the life of its Certificates. If a Certificateholder make this election, it will apply to all debt instruments with market discount that it acquires on or after the first day of the first taxable year to which the election applies. A Certificateholder may not revoke this election without the consent of the Internal Revenue Service. If a Certificateholder is subject to the market discount rules with respect to its Certificates, it will generally be required to defer deductions for interest on borrowings allocable to its Certificates in an amount not exceeding the accrued market discount on the synthetic debt instrument represented by its Certificates until the maturity or disposition of its Certificates.

     A Certificateholder will accrue market discount with respect to its Certificates on a straight-tine basis unless it elects to accrue market discount using a constant-yield method. If a Certificateholder make this election, it will apply only to the Certificates and such election may not be revoked.

                       SALE OR RETIREMENT OF CERTIFICATES

     A Certificateholder's tax basis in a Certificate will generally be the amount it paid for its Certificate, adjusted by (1) adding any OID and market discount previously included in income with respect to such Certificate (determined in the manner described above under "Original Issue Discount" and "Market Discount"), and (2) subtracting all interest payments received on the Certificate. A Certificateholder will recognize gain or loss on the sale or retirement of a Certificate (unless an applicable deferral or non-recognition provision applies) in an amount equal to the difference between the amount it realizes on such sale or retirement and its tax basis in its Certificate, and such gain or loss will be capital gain or loss except to the extent described above under "Market Discount." Capital gain of an individual Certificateholder is taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.

                                NON-INTEGRATION

     If a secondary purchaser of Certificates does not make an Integration Election or the Integration Election is treated as not effective for tax purposes with respect to a Certificateholder, such a Certificateholder would be required to allocate its purchase price for the Certificates among its ratable share of the Securities and the swap held by the trust based on their respective fair market values on the date of purchase. The Certificateholder would then be required to account separately for its ratable share of the income and loss with respect to the Securities and the swap held by the trust. The Securities would likely be subject to the general rules governing debt instruments issued without OID (assuming the Security Guarantor does not elect to defer interest payments on the KeyCorp Debt). Alternatively, it is possible that a Certificateholder would be required to treat each scheduled payment under the Securities as representing a separate debt instrument issued with OID. The swap agreement would likely be treated as a derivative contract with respect to the Securities. Because the appropriate tax treatment of the swap agreement is unclear, Certificateholders who do not make an Integration Election are urged to consult their tax advisors as to the tax consequences of their ownership of the Certificates.

                         DEFERRAL OF INTEREST PAYMENTS

     If interest payment on the Certificates are deferred as a result of the Security Guarantor's deferral of interest with respect to the KeyCorp Debt, a Certificateholder will nevertheless be required to continue to accrue interest income for U.S. federal income tax purposes with respect to its Certificates (irrespective of whether the Certificateholder makes an Integration Election with respect to the Certificates).

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

     The trust and other payors may be required to report to the Internal Revenue Service the interest accruals and payments with respect to the Securities and the swap held by the trust that are allocable to your Certificates, unless you qualify for an exemption from such reporting. The amount so reported for a taxable year may differ from the amount actually required to be included in income by a Certificateholder in that taxable year under the rules described above. In addition, certain payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your Certificates before maturity within the United States. Additionally, backup withholding may apply to payments with respect to your Certificates if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

                              ERISA CONSIDERATIONS

     Under regulations issued by the U.S. Department of Labor (referred to as the "Plan Assets Regulations"), the assets of the trust will not be treated as assets of a plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 4975 of the Internal Revenue Code if the Certificates are "publicly-offered securities." This will be the case under the Plan Asset Regulations if the Certificates are
(1) widely held (that is, owned by more than 100 investors independent of the trust and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act. It is expected that the Certificates will meet the requirements for "publicly-offered securities" discussed in the preceding sentence. The underwriters expect (although no assurances can be given) that the Certificates will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Certificates and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Securities Exchange Act.

     Inasmuch as the "deemed representations" are applicable to the Certificates, as well as the discussion in the preceding paragraph and the duties imposed on fiduciaries of employee benefit plans, each plan fiduciary considering an investment in the Certificates should consult with its counsel. A plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code, or a governmental plan subject to substantially similar provisions, may only acquire the Certificates if certain exemptions from those provisions are applicable to the transaction. EACH PURCHASER OR OTHER HOLDER AND EACH FIDUCIARY OR OTHER PERSON THAT CAUSED SUCH PERSON TO ACQUIRE THAT CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DATE ON WHICH THE CERTIFICATE IS HELD BY THAT PERSON, EITHER THAT (1) IT IS NOT A PLAN SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN OR GOVERNMENTAL PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE BY REASON OF ONE OF THE FOLLOWING: PROHIBITED TRANSACTION CLASS EXEMPTION
(PTCE) 91-38 (RELATING TO INVESTMENTS BY BANK COLLECTIVE INVESTMENT FUNDS), PTCE 84-14 (RELATING TO TRANSACTIONS EFFECTED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 90-1 (RELATING TO INVESTMENTS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), PTCE 95-60 (RELATING TO TRANSACTIONS INVOLVING INSURANCE COMPANY GENERAL ACCOUNTS) AND PTCE 96-23 (RELATING TO TRANSACTIONS DETERMINED BY IN-HOUSE ASSET MANAGERS) (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ITS PURCHASE,

HOLDING AND DISPOSITION WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE). THE TRUST AGREEMENTS PROVIDE THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE. THERE CAN BE NO ASSURANCE THAT ANY OF THESE CLASS EXEMPTIONS OR ANY OTHER EXEMPTION WILL BE AVAILABLE WITH RESPECT TO ANY PARTICULAR TRANSACTION INVOLVING THE CERTIFICATES. SEE ALSO THE DISCUSSION IN THE FIRST TWO PARAGRAPHS UNDER "ERISA CONSIDERATIONS" IN THE ACCOMPANYING PROSPECTUS.

                              PLAN OF DISTRIBUTION

     Goldman, Sachs & Co. ("Goldman Sachs") and Spear, Leeds & Kellogg L.P. ("Spear Leeds"), affiliates of Credit and Asset Repackaging Vehicle Corporation, will use this Prospectus Supplement and the accompanying Prospectus in connection with offers and sales of the Certificates in market-making transactions from time to time. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. In these transactions, Goldman Sachs or Speer Leeds may act as principal or agent, including as agent for the counterparty in a transaction in which Goldman Sachs or Spear Leeds acts as principal or as agent for both counterparties in a transaction in which Goldman Sachs or Spear Leeds does not act as principal. Goldman Sachs or Spear Leeds may receive compensation in the form of discounts and commissions, including from both counterparties in some transactions.

     Other affiliates of the depositor may also engage in transactions of this kind and may use this Prospectus Supplement and the accompanying Prospectus for this purpose. Neither Goldman Sachs, Spear Leeds nor any other affiliate of the depositor, however, is obligated to make a market in the Certificates and may stop doing so at any time without notice.

     The depositor does not expect to receive the proceeds from market-making transactions. The depositor does not expect Goldman Sachs, Spear Leeds or any other affiliate that engages in these transactions to pay the proceeds from their market-making resales to the depositor.

     The depositor does not expect the amount of Certificates held, as a result of market-making resales, by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price of the Certificates.

     Goldman Sachs and Spear Leeds acted as underwriters in connection with the original offering and sale of the Certificates and received underwriting compensation in the form of a discount totaling $106,312.50.

     In this Prospectus, the term "offering" means the initial offering of the Certificates, which occurred in connection with their original issuance on or about March 7, 2002. This term does not refer to any subsequent resale of the Certificates by Goldman Sachs, Spear Leeds or other affiliates of the depositor in market-making transactions.

                                    RATINGS

     As a result of legal requirements, the Certificates must be rated an investment grade rating by Moody's and by S&P. The ratings address the likelihood of the receipt by the Certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the Securities. The rating on the Certificates does not constitute a statement regarding the occurrence or frequency of redemptions or prepayments, or deferrals of distribution payments, on the Securities, the corresponding effect on yield to investors, or whether investors in the Certificates may fail to recover fully their initial investment.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

     The depositor has not requested a rating on the Certificates by any rating agency other than the rating agencies identified above. There can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the rating agencies identified above.

                            VALIDITY OF CERTIFICATES

     The validity of the Certificates offered by this Prospectus Supplement and by the accompanying Prospectus will be passed upon for the depositor by Sullivan & Cromwell, New York, New York.

                                  $500,000,000

                CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
                                   DEPOSITOR

         Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trusts
                        Certificates Issuable in Series
                            ------------------------

     The Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Certificates described in this Prospectus will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Certificates of each series and class will be offered on terms to be determined at the time of sale as described in the applicable Prospectus Supplement. Each series and class of Certificates may be issued in fully registered form without interest coupons or in bearer form with or without coupons attached, as one or more global securities in registered or bearer form or as individual registered or bearer securities in definitive form with or without coupons.

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in one or more debt, asset-backed or other fixed income securities or loans, together with, if specified in the applicable Prospectus Supplement, rights under swap or other derivative agreements or other assets. If specified in the applicable Prospectus Supplement, the trust property for a particular series of Certificates may also include, or the holders of those Certificates may have the benefit of, a combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Certificates.

     The trust property with respect to a particular series of Certificates will be deposited in a trust formed pursuant to a trust agreement to be entered into between Credit and Asset Repackaging Vehicle Corporation, as depositor, and the trustee specified in the applicable Prospectus Supplement. Each class of Certificates of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this Prospectus or the applicable Prospectus Supplement.

     Certificates represent interests in the related trust only and do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Goldman, Sachs & Co., the trustee or any of their affiliates. The Certificates do not represent direct obligations of any issuer of Securities deposited into the related trust or of its affiliates.
                            ------------------------

     See "Risk Factors" beginning on page 3 of this Prospectus to read about factors you should consider before buying Certificates.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                              GOLDMAN, SACHS & CO.

                            ------------------------
                       Prospectus dated February 21, 2002

                             PROSPECTUS SUPPLEMENTS

     A Prospectus Supplement which describes the matters identified below will be provided with this Prospectus. This Prospectus provides information regarding terms generally applicable to Certificates, and must be read in conjunction with the applicable Prospectus Supplement, which describes the specific terms applicable to the Certificates to which it relates and may modify any of the terms described in this Prospectus. The specific terms described in the applicable Prospectus Supplement qualify any related general discussion in this Prospectus.

     Each Prospectus Supplement will describe, among other things, the following with respect to the series of Certificates to which it relates:

     - the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount),

     - the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Certificates, if other than U.S. dollars,

     - the interest rate on the Certificates or the method for calculating that interest rate,

     - the terms of one or more swap or other derivative transactions to be entered into by the related trust,

     - the number of classes of that series and, with respect to each class, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based on one or more swap or other derivative transactions,

     - the time and place of distribution of any interest, premium or principal,

     - the original date of issue and the scheduled final distribution date for the Certificates,

     - if the Certificates are offered at a fixed price, that price,

     - certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,

     - the relative rights and priorities of each class within that series (including the method for allocating collections from the trust property to the Certificateholders of each class and the relative ranking of the claims of the Certificateholders of each class to that trust property),

     - the identity of any entity or entities identified in the applicable Prospectus Supplement as entering into one or more swap or other derivative transactions with the trust (referred to as "swap counterparties"),

     - a description of specific provisions of any related swap agreement to the extent not described under "Description of Trust Property -- Swap Agreements" in this Prospectus or inconsistent with that description,

     - if a swap counterparty is not an affiliate of Goldman, Sachs & Co. ("Goldman Sachs"), a description of any guarantee or other type of support of the obligations of that counterparty under the related swap agreement,

     - any call rights exercisable by the depositor or any third party, or any other mandatory or optional redemption terms, and

     - any other relevant terms of the Certificates not described in this Prospectus. See "Description of Certificates -- General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                                  RISK FACTORS

     The following is a discussion of the material risks generally associated with an investment in Certificates. The applicable Prospectus Supplement may contain additional information regarding special considerations applicable to the Certificates to which it relates.

                                LIMITED RECOURSE

EACH TRUST WILL BE A SPECIAL PURPOSE ENTITY AND WILL HAVE NO ASSETS OTHER THAN THOSE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

     Each trust will be formed solely for the purpose of issuing Certificates evidencing beneficial interests in its assets, and will have no assets other than the Securities and any other assets transferred to it by the depositor or otherwise acquired by the trust. If those assets are insufficient to make distributions of interest, premium (if any) and principal on Certificates, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of Certificates may lose a part or all of the value of their initial investment.

THERE IS NO RECOURSE TO THE DEPOSITOR, GOLDMAN SACHS OR OTHERS FOR PAYMENTS ON CERTIFICATES.

     Certificates are obligations only of the applicable trust. Certificates do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Goldman Sachs, the trustee or any of their affiliates, except to the limited extent described in this Prospectus or the applicable Prospectus Supplement. None of the depositor, Goldman Sachs, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on Certificates in the event that the applicable trust property is insufficient to provide for distributions and holders of Certificates will have no recourse against any of them or their assets in respect of payments not made on Certificates.

                               LIMITED LIQUIDITY

AN INVESTMENT IN CERTIFICATES IS NOT LIQUID AND THERE IS LIMITED POTENTIAL FOR RESALE.

     There will be no market for any series of Certificates prior to the issuance of those Certificates. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of those Certificates. Goldman Sachs is not obligated to make a market for any Certificates, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of Certificates or the price obtainable in the case of a resale.

                            PRIORITY OF OTHER CLAIMS

CLAIMS OF THE TRUSTEE AND A SWAP COUNTERPARTY MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES.

     No final distribution will be made to Certificateholders of a particular trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments" and (2) any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "Description of Trust Agreements -- Trustee Compensation". Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Certificateholders.

                            DEPENDENCE ON SECURITIES

THE ABILITY OF A TRUST TO MAKE PAYMENTS UNDER ITS CERTIFICATES DEPENDS ON THE RECEIPT OF PAYMENTS FROM THE RELATED SECURITY ISSUER, CREDIT SUPPORT PROVIDER, SWAP COUNTERPARTY OR SWAP GUARANTOR.

     Since the assets of each trust will be limited to the Securities and any other assets transferred to the trust, a trust will be able to distribute interest, premium (if any) and principal on the Certificates issued by it only to the extent that it receives the corresponding amounts from the related Security Issuer, credit support provider, swap counterparty or guarantor. The Security Issuer, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the Securities, and in turn, on the Certificates. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the Securities and the Certificates. In deciding whether to purchase or sell Certificates, an investor should therefore obtain and evaluate information concerning the relevant Security Issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The trust, the trustee, the depositor, Goldman Sachs and their affiliates have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that Goldman Sachs or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Therefore, neither the issuance and sale of any series of Certificates nor the inclusion of information regarding a particular Security Issuer, credit support provider, swap counterparty or guarantor in the applicable Prospectus Supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person.

EARLY PAYMENTS ON SECURITIES MAY LEAVE YOU UNABLE TO REINVEST IN COMPARABLE INVESTMENTS.

     The timing of distributions of interest, premium (if any) and principal of Certificates will be affected by any early redemption, amortization or prepayment of the related Securities and by any exchange of the related Securities pursuant to a tender offer or otherwise. Early payment or amortization may adversely affect an investor by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Certificates is not possible.

EXTENSION OF MATURITY OF SECURITIES MAY CAUSE ILLIQUIDITY AND LOSS OF MORE FAVORABLE INVESTMENT OPPORTUNITIES.

     The timing of distributions of interest, premium (if any) and principal of Certificates will also be affected by any extension of maturity of the related Securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

THE TRUSTEE WILL NOT ACTIVELY MANAGE THE TRUST.

     The trustee with respect to any series of Certificates will hold the trust property for the benefit of the related Certificateholders. Each trust will generally hold the trust property to maturity and not dispose of it, regardless of any adverse events, financial or otherwise, which may affect any related Security Issuer or the value of the trust property. Restrictions on the trustee's powers and obligations may mean that the trust will not take actions with respect to the trust property -- in particular, to sell or enforce remedies under Securities that constitute a part of the trust property -- that an investor might take if it held the trust property directly.

                        RISKS RELATED TO SWAP AGREEMENTS

GENERAL

     A swap agreement entered into by a trust may alter the amounts, timing or currency of distributions of principal or interest on the related Certificates from those that a holder would be entitled to receive from the related Securities directly. A swap agreement is not a guarantee of the related Securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the Securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guarantee, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment, exchange or extension, of maturity, of the related Securities. To the extent that the aggregate principal amount of the related Securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

CHANGES IN THE VALUE OF A SWAP TRANSACTION MAY CAUSE LOSSES IF THAT SWAP TRANSACTION TERMINATES EARLY.

     In the case of an early termination of a swap agreement or one or more transactions under such an agreement, a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the trust or its swap counterparty to enter into a transaction having economic terms similar to that of the terminated transaction or (2) the losses suffered by the trust or its swap counterparty as a result of the termination of the swap agreement or the relevant transaction or transactions. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Certificateholders may be substantial in relation to the total value of the related Securities if interest rates, currency rates, swap spreads, credit spreads or option volatilities (as applicable) have changed significantly since the closing date for the offering of the applicable Certificates.

THE PRICE OBTAINED BY LIQUIDATING TRUST PROPERTY TO MAKE A SWAP TERMINATION PAYMENT MAY BE UNFAVORABLE.

     If the trust is liable for a swap termination payment, Securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable Prospectus Supplement designates a different selling agent, the selling agent may be Goldman Sachs or one of its affiliates (including the swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion. The selling agent will be permitted to sell Securities and other trust property to affiliates of the selling agent. While Certificateholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the Securities and other trust property, it is possible that Securities may be sold by the selling agent in the time necessary for Certificateholders to be notified of and exercise the foregoing right. Certificateholders could be materially adversely affected if the related trust is required to sell Securities in order to make a swap termination payment at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities, changes in interest rates or for any other reason.

EARLY SWAP TERMINATION MAY LEAVE A TRUST WITH SECURITIES THAT HAVE UNFAVORABLE INVESTMENT CHARACTERISTICS.

     During its term, a swap agreement may enable a trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Certificates. In the case of a trust wind-up event, after giving effect to any sales of the related Securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining Securities or other trust property and any swap termination payment received by the related trust will be distributed ratably to the applicable Certificateholders. That distribution will constitute full satisfaction of each Certificateholder's fractional undivided interest in the related trust. After any such distribution of Securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those Securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Certificates.

CERTAIN EVENTS MAY REQUIRE THAT A TRUST BE WOUND UP EARLY ON TERMS THAT MAY RESULT IN LOSSES TO CERTIFICATEHOLDERS.

     A trust may terminate prior to the final scheduled distribution on the Certificates issued by it if specified wind-up events occur. In the case of any such event, any swap agreement to which the trust is a party, including each transaction under that agreement, will terminate, and the trust may be required to sell trust property to make any swap termination payment. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Certificateholders.

A SWAP COUNTERPARTY MAY HAVE DISCRETION TO CALCULATE THE PAYMENT OBLIGATIONS TO OR OF THE RELATED TRUST.

     A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee, with respect to calculations or determinations under the swap agreement. A swap calculation agent will only be obligated to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to Certificateholders and will not necessarily be acting in the interests of Certificateholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes.

THE SWAP COUNTERPARTY MAY BE RESPONSIBLE FOR LIQUIDATING A TRUST'S ASSETS TO PAY THE SWAP COUNTERPARTY'S OWN CLAIMS.

     A swap counterparty (which may be an affiliate of Goldman Sachs), Goldman Sachs or one of its other affiliates may act as selling agent, and as such have the right to sell Securities on such terms as it may determine it its sole discretion if any such sale is required to enable the trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, there may be conflicts of interest between that swap counterparty and the related Certificateholders with respect to the liquidation of Securities. Moreover, a selling agent will be permitted to sell Securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Certificateholders, nor will a selling agent have any liability to the applicable trust in the absence of bad faith or willful misconduct.

SECURITIES MAY BE SOLD WHEN THEIR MARKET VALUE IS DIMINISHED.

     Unless Securities are redeemed by the Security Issuer, if a trust wind-up event occurs, the selling agent will sell, on behalf of the trust, any such Securities held by the trust. Those sales may occur when the Security Issuer is in default (either with respect to the Securities or with respect to any other obligation) or the market value of the Securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Certificateholders incurring losses that would not be incurred if the holders received a distribution of the Securities in kind.

                             AVAILABLE INFORMATION

     Each trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act, and in accordance with those requirements, the depositor will file on behalf of each trust certain reports and other information with the Securities and Exchange Commission (SEC). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically. The depositor does not intend to send any financial reports to Certificateholders.

     If the Prospectus Supplement for the Certificates of a given series specifies that those Certificates are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The depositor has filed with the SEC a Registration Statement relating to the Certificates on Form S-3 under the Securities Act. This Prospectus does not contain all the information contained in the Registration Statement. For further information, please refer to the Registration Statement.

                         REPORTS TO CERTIFICATEHOLDERS

     On each distribution date (or on any other dates specified in the applicable Prospectus Supplement), unaudited reports containing information concerning each trust will be prepared by the trustee and sent to registered Certificateholders of that trust. Where Certificates are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Certificates. See "Description of Certificates -- Form" and "Description of Trust Agreements -- Reports to Certificateholders, Notices." Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

                         IMPORTANT CURRENCY INFORMATION

     Unless the applicable Prospectus Supplement provides for the payment by purchasers of Certificates in a currency other than the specified currency for those Certificates, purchasers will be required to pay for those Certificates in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Certificates with a specified currency other than U.S. dollars, Goldman Sachs or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Certificates. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

                                USE OF PROCEEDS

     The net proceeds to be received from the initial sale of each series or class of Certificates will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable Prospectus Supplement, arranging for credit support. Any remaining net proceeds from the initial sale are expected to be distributed to the depositor's shareholder, to be used for general corporate purposes. The depositor will not receive any of the proceeds of sales of Certificates in connection with market-making transactions.

                                 THE DEPOSITOR

     The depositor was incorporated in the State of Delaware on June 21, 2001, as an indirect, wholly-owned, limited-purpose subsidiary of The Goldman Sachs Group, Inc. The address of the depositor is 85 Broad Street, New York, New York 10004, Attention: Secretary. The certificate of incorporation of the depositor provides generally that the business to be conducted by the depositor is limited to acquiring, holding and disposing of Securities, arranging for credit support, acting as depositor of trusts in connection with series of Certificates, registering Certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Securities Exchange Act, holding and transferring interests in the Certificates and retained interests in trust property, and engaging in other related activities and transactions. The depositor is required at all times to have at least one director which is not affiliated with Goldman Sachs.

                                   THE TRUSTS

     The Certificates of any series will be issued by a trust. Each trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related Securities and other trust property to the trustee for the benefit of Certificateholders and deposit those Securities in the trust and (2) the trustee will enter into any swap agreement and accept any related guarantee. The trustee, on behalf of the trust, will accept the Securities and other trust property and deliver the related Certificates to or in accordance with the order of the depositor. The depositor's transfer of the Securities to the trustee will be without recourse.

     The trust property of each trust will consist of:

     - the related Securities and all payments on or collections in respect of those Securities due after a specified cut-off date,

     - all the trust's right, title and interest in any related credit support,

     - all the trust's right, title and interest under any swap agreement and any related guarantee,

     - all funds from time to time deposited in specified segregated accounts held by the trustee in trust, and

     - any other asset described in the applicable Prospectus Supplement as constituting a part of the trust property,

all as more fully described in this Prospectus or the applicable Prospectus Supplement, and exclusive of any interest retained by the depositor or a third party in the Securities, the swap agreement or other assets constituting trust property. The Certificates to be issued by a trust will represent fractional undivided interests in the related trust property. Claims of Certificateholders on the related trust property will be subject to (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the claims of Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments", and (2) any extraordinary trust expenses to be borne by the trust (if agreed by all Certificateholders), as described under "Description of Trust Agreements -- Trustee Compensation".

     The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Certificates that are specified in that trust agreement. The trustee will receive customary fees as compensation and in payment of all its regular and ordinary expenses, which will be paid by the depositor or another entity (but not by the trust). Unless the Prospectus Supplement specifies terms for the payment of trustee fees from the trust property, the trustee will not have any claim to or lien on the related trust or any of its property in order to secure payment of its fees. See "Description of Trust Agreements -- Trustee Compensation".

                        DESCRIPTION OF TRUST AGREEMENTS

                                    GENERAL

     Each trust agreement will be entered into by the depositor and the trustee, and will include the "Standard Terms for Trust Agreements" filed as an exhibit to the Registration Statement, as they may be amended from time to time. The trust agreement for each series of Certificates will also contain specific terms of the related trust, depending on the terms of the Certificates to be issued by that trust, the related Securities and any swap agreement. The following summary is subject to the detailed provisions of the "Standard Terms for Trust Agreements" and the specific provisions of the applicable trust agreement. Specific provisions of each Trust Agreement, to the extent that they differ materially from the summary below, will be described in the applicable Prospectus Supplement.

                           COLLECTIONS ON SECURITIES

     With respect to each series of Certificates, the trustee will make reasonable efforts to collect all scheduled payments on the related Securities and other trust property. However, except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.

            CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE TRUSTEE

     Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related trust or its Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the forgoing persons will be protected against any loss, liability or expense resulting from willful misconduct, bad faith or gross negligence in the performance of specific duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Certificateholders.

     The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a co-trustee or agent. Any particular provisions with respect to entities acting as a co-trustee or agent will be described in the applicable Prospectus Supplement.

     Prior to the date that is one year and one day after all distributions in respect of the Certificates of a particular series have been made, neither the depositor nor the trustee will take any action or institute any proceeding against each other under the U.S. Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to either of them, or any action which would likely cause the other to be subject to, or seek the protection of, any such law.

                               RETAINED INTEREST

     The applicable Prospectus Supplement will specify whether there will be any retained interest with respect to the trust property, and, if so, the owner of that interest. Any such retained interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable trust agreement. A retained interest in the trust property represents a specified interest in that property. Payments in respect of a retained interest will be deducted from any payments received on the trust property and, in general, will not become a part of the related trust. Unless a different allocation is described in the applicable Prospectus Supplement, any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Certificates.

                            MODIFICATION AND WAIVER

     The trust agreement for a particular series of Certificates may be amended by the depositor and the trustee, without notice to or consent of the holders of those Certificates, for certain purposes, including the following:

     - to cure any ambiguity,

     - to correct or supplement any provision which may be inconsistent with any other provision or with disclosure in the applicable Prospectus Supplement,

     - to add or supplement any credit support for the benefit of any Certificateholders,

     - to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of any Certificateholders,

     - to comply with any requirements imposed by the Internal Revenue Code or other applicable law, or

     - to add, change or eliminate any other provisions so long as any such addition, change or elimination will not, as evidenced by a written opinion of counsel, result in a sale or exchange of any Certificate or any asset held by the trust for tax purposes.

     In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Certificates evidencing not less than a specified percentage of the Certificates, for the purpose of adding, changing or eliminating any provision or modifying the rights of Certificateholders. In the case of any such amendment, the trustee must have received a prior notice from each rating agency rating the Certificates to the effect that the amendment would not result in a reduction or withdrawal of the then current rating of the Certificates. If any such rating agency does not give a notice to the foregoing effect, the amendment must be approved by all Certificateholders.

     The applicable Prospectus Supplement will describe the extent to which any modification or amendment of a particular trust agreement may (1) reduce in any manner the amount of, or alter the timing, currency or amounts of, distributions or payments which are required to be made on any Certificate, without the consent of the holder of that Certificate, or (2) reduce the required specified percentage of Certificates for the consent to any amendment without the consent of the holders of all outstanding Certificates.

     Holders of Certificates evidencing not less than a specified percentage of Certificates of a particular series may, on behalf of all holders of Certificates of that series, (1) waive, insofar as that series is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to Certificates of that series, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected by the default.

     Prior to any amendment to a trust agreement, the trustee must have received a written opinion of counsel to the effect that such amendment would not alter the classification of the trust for U.S. federal income tax purposes. In addition, the trustee will not agree to any amendment that would affect the rights or obligations of any swap counterparty of the trust, without first obtaining the approval of that swap counterparty.

     Any terms relating to the modification or waiver of the trust agreement for a particular series of Certificates in addition to or that differ from the foregoing will be described in the applicable Prospectus Supplement.

                         REPORTS TO CERTIFICATEHOLDERS

     On each distribution date for the Certificates of a particular series, the trustee will forward or cause to be forwarded to each holder of the Certificates, the depositor and any swap counterparty a statement setting forth:

     (1) the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Certificates,

     (2)  the applicable interest rate,

     (3) the aggregate stated principal amount of the related Securities as of that distribution date and the interest rate applicable to the Securities for the next accrual period,

     (4) the amount received by the trustee on the related Securities for the last accrual period,

     (5) in the case of any trust having trust property which includes credit support, any change in the available amount of each element of that credit support,

     (6) the amounts of and recipients of any payments under any swap agreement for the last accrual period,

     (7) if feasible, the swap rate applicable to the next accrual period under any swap agreement,

     (8) the aggregate principal balance (or notional amount, as applicable) of the Certificates at the close of business on the business day preceding that distribution date,

     (9) the current ratings of the Certificates and the Securities and the names of the rating agencies that assigned such ratings,

     (10) the cumulative amount of extraordinary trust expenses, if any, as of that distribution date, and

     (11) any additional information relevant to holders of the Certificates, as specified in the applicable trust agreement.

     The Prospectus Supplement may specify that some of the information described above will not be furnished with respect to the Certificates to which it relates.

     In the case of the information described in clause (1) above, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Certificates or for another specified portion of the Certificates. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Certificateholder, a statement containing the information described in clause (1) above, aggregated for that year and containing sufficient information to enable each Certificateholder to calculate its U.S. federal income tax liability with respect to the Certificate held by it.

                           EVIDENCE AS TO COMPLIANCE

     If specified in the applicable Prospectus Supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish a statement to the trustee to the effect that they have examined specified documents and records relating to the administration of the trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date must not be more than one year after the original issue date of the Certificates to which that Prospectus Supplement relates) and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

     A trust agreement may also provide for delivery to the depositor and the trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the trustee, if any, may be obtained by Certificateholders without charge by making a written request to the trustee at the address identified in the applicable Prospectus Supplement.

                                    NOTICES

     The trustee will notify Certificateholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant Security Issuer, including any call of the related Securities by that Security Issuer. The trustee will also notify the Certificateholders of any call of the related Securities by a swap counterparty under the terms of any swap agreement. Unless otherwise specified in the applicable Prospectus Supplement, any notice required to be given to a holder of a registered Certificate will be given by facsimile to any number previously provided to the trustee or mailed to the last address of that holder identified in the Certificate register. Any notice mailed within the time specified in the trust agreement will be presumed to have been given when mailed, whether or not the Certificateholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of registered Certificates in global form, the depositary will be the sole direct recipient of notices. See "Description of Certificates -- Form -- Global Certificates".

     Any notice to be given to holders of bearer Certificates will be deemed to be validly given if (1) published on a business day in an authorized newspaper (defined in the trust agreement to mean a leading daily newspaper of general circulation) in the city or cities specified in the relevant Certificates and
(2) in the case of global Certificates, if also delivered to the Euroclear System operated by Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking operated by Clearstream International ("Clearstream"), as applicable, for communication by them to the persons shown in their respective records as having interests in those Certificates. If by reason of suspension of publication of any authorized newspaper or any other cause it is impracticable to publish any notice to holders of bearer Certificates in the manner described above, the relevant notice will be given in any other manner approved by the trustee and the depositor.

                            REPLACEMENT CERTIFICATES

     In the event that a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

                              TRUST WIND-UP EVENTS

     Wind-up events with respect to any trust include the following:

     - any of the following events (referred to as "Security-related Defaults") that either (1) affects all Securities held by the trust or (2) results in a termination event or event of default under the related swap agreement with respect to which all transactions are "affected transactions" (as defined in the swap agreement):

        - the payment of the principal of and accrued interest on the Securities following an acceleration of their maturity as a result of any event of default under the Securities or the relevant Security Issuance Agreement,

        - the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities (or other securities of the Security Issuer that rank equal or senior to the Securities) on the due date, after the expiration of any applicable cure period, or

        - the occurrence of any event of default relating to bankruptcy or insolvency of the Security Issuer under the Securities or the relevant Security Issuance Agreement,

     - the consummation of any redemption of, tender for or other similar transactions with respect to all Securities held by the trust,

     - any credit support default, as described in the applicable Prospectus Supplement, with respect to all Securities held by the trust,

     - any swap default arising from any action taken or failure to act by the swap counterparty,

     - any termination event under the related swap agreement with respect to which the swap counterparty is the sole "affected party" (as defined in the swap agreement) and all transactions are "affected transactions,"

     - the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,

     - the incurrence by the trustee of extraordinary trust expenses exceeding a trigger amount specified in the applicable Prospectus Supplement, if neither the swap counterparty nor the Certificateholders have provided adequate assurance of indemnity to the trustee in accordance with the trust agreement,

     - the circumstances described in the following paragraphs, or

     - any other wind-up event described in the applicable Prospectus
       Supplement.

     The applicable Prospectus Supplement will specify whether any of the foregoing does not constitute a wind-up event under the relevant trust agreement. Except as specified in the applicable Prospectus Supplement, in the case of a wind-up event, the relevant trust agreement and the related swap agreement will terminate, and the trustee, through the selling agent, will sell some or all of the related Securities to fund any swap termination payment, as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments" or any extraordinary trust expenses to be borne by the trust, as described under "-- Trustee Compensation" below.

     If the Security Issuer of any security that represented on the date of formation of the trust 10% or more by principal amount of the Securities held by that trust (referred to as a "Concentrated Security") ceases to be an eligible Security Issuer, or if any other Security Issuer ceases to be a reporting Security Issuer, and no additional means of providing current information regarding that

Security Issuer is described in the applicable Prospectus Supplement, the related Security will be considered a "disqualified Security." In that case:

     - a termination event will occur with respect to any transaction related to that Security under any related swap agreement and the trust will be required to sell Securities to the extent necessary to pay any swap termination payment that may result, and

     - a wind-up event will occur (1) if the trust holds only disqualified Securities and no other trust property or (2) as otherwise described in the applicable Prospectus Supplement.

     An issuer of a Concentrated Security that initially was an eligible Security Issuer but that later ceases to be eligible to register and offer securities on Form S-3 under the Securities Act of 1933, as amended, will continue to be treated as an eligible Security Issuer for purposes of the foregoing until the first to occur of the following: (1) the date that is 12 calendar months after the date on which it ceases to be eligible with respect to Form S-3, and (2) the date on which the depositor, after discussion with the staff of the Securities and Exchange Commission, determines that the depositor would be required to provide information with respect to that Security Issuer if the trust continued. Also, for purposes of the foregoing, a Security Issuer which is fully guaranteed by a guarantor who is an eligible Security Issuer will be considered an eligible Security Issuer. If more than one wind-up event occurs, only the first such event will be the "trust wind-up event" for all purposes under the relevant trust agreement, any swap agreement and any related agreements or other documents.

     Upon the occurrence of a wind-up event or termination event, the trustee will notify the selling agent that the trust is required to sell Securities or other trust property. See "-- Sale of Trust Property, Secured Party Rights" below.

     The trustee will notify the Certificateholders and the rating agencies as promptly as possible of any wind-up event or termination event. However, the trustee will not be responsible for giving notice of a wind-up event unless and until (1) the trustee fails to receive amounts due on the Securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a swap default or termination event or an officer of the trustee assigned to its corporate trust department obtains actual knowledge of a swap default or termination event, or
(3) the trustee receives notice from the Security Issuer of an event constituting a default under the applicable Security Issuance Agreement.

                  SALE OF TRUST PROPERTY, SECURED PARTY RIGHTS

     After waiting three days after receiving a notice from the trustee that a trust is required to sell Securities or other trust property, the selling agent appointed by the trustee will sell Securities or other trust property on behalf of the trust, unless and until the selling agent receives notice from the trustee of an exercise by the Certificateholders of their right to tender the amount of any swap termination payment, as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments," together with any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "-- Trustee Compensation" below. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular Securities or other trust property). If a default has occurred under a Security Issuance Agreement or a Security has become a disqualified Security, and that event does not result in a termination of the trust, sales will be limited to the Securities affected by that event, except to the extent that the proceeds from the sale of those Securities are insufficient to make any swap termination payment.

     In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the trust fails to make any payment when due under any swap agreement, the swap counterparty will have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform

Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the Securities held by the trust in the open market or, at the election of the swap counterparty, to sell Securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty.

     Each trust agreement will provide that Certificateholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

                DISTRIBUTION TO CERTIFICATEHOLDERS; TERMINATION

     The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the distribution of the sale proceeds from all (remaining) trust property to the Certificateholders or, in the case of any swap termination payment that is subordinated to the distribution to Certificateholders, upon that payment. That distribution will be made after all trust property has been sold, as described above under "-- Sale of Trust Property, Secured Party Rights," and any swap termination payment (except for any such payment that is subordinated to the distribution to Certificateholders), as described under "Description of Trust Property -- Swap Agreements -- Swap Termination Payments", and any extraordinary trust expenses to be borne by that trust (if agreed by all Certificateholders), as described under "-- Trustee Compensation" below, have been paid. Written notice of termination will be provided as described above under "-- Reports to Certificateholders"; and "-- Notices," and the final distribution on the Certificates will generally be made only if the Certificates are surrendered and cancelled at an office or agency of the trustee.

                                    TRUSTEE

     The trustee will at all times be a corporation which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any Securities and their affiliates) organized and doing business under the laws of any state of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $100,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under that Act. Unless another trustee is identified in the applicable Prospectus Supplement, the trustee for each trust initially will be Wells Fargo Bank Minnesota, National Association. The trustee may at any time resign and be discharged from the trust by giving written notice to the depositor, any swap counterparty and the Certificateholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The trust agreement and the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the trust. However, if it acquires any "conflicting interest" (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

                              TRUSTEE COMPENSATION

     As compensation for its regular and customary services and expenses under the trust agreement, the trustee will receive fees from the depositor.

     The trust agreement also provides, subject to specified conditions, for indemnification of the trustee by the depositor against any extraordinary trust expenses incurred by the trustee in connection with any judicial or administrative proceeding relating to the trust agreement, the swap agreement or the certificates. However, under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum amount specified in the applicable Prospectus Supplement. Any such extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by Certificateholders only if and to the extent that Certificateholders representing 100% of the aggregate principal balance (or national amount, as applicable) so agree.

                                 GOVERNING LAW

     The Certificates, each trust agreement and any swap agreement will be governed by the laws of the State of New York. Each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

     The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Certificates, each trust agreement or any swap agreement.

                         DESCRIPTION OF TRUST PROPERTY

                                    GENERAL

     The trust property for a particular series of Certificates and the related trust will not constitute trust property for any other series of Certificates and the trust related to those Certificates. Generally, the Certificates of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable Prospectus Supplement may specify, however, that specified assets constituting a part of the trust property relating to a particular series of Certificates can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes within the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

                                   SECURITIES

GENERAL

     Securities that constitute a part of the trust property of a particular trust will have been offered in a transaction previously registered under the Securities Act or will be eligible for sale pursuant to Rule 144(k) under the Securities Act. Those Securities will have been purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor). The Security Issuer of each Concentrated Security will be a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company that meets all of the following criteria:

     - It meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act,

     - It has (or is a subsidiary of another entity that has) common equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and

     - It is subject to the reporting requirements of the Securities Exchange Act, and in accordance with that Act files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of that Act).

     Each Security Issuer that meets the above criteria is referred to as an "eligible Security Issuer".

     The issuer of each Security that represents on the date of formation of a trust less than 10% by principal amount of the Securities held by that trust will either be an eligible Security Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the informational requirements of the Securities Exchange Act and which, in accordance with that Act, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of that Act). Each such Security Issuer is referred to as a "reporting Security Issuer".

     The applicable Prospectus Supplement contains a brief description of the business of each applicable eligible Security Issuer. If specified in the applicable Prospectus Supplement, the trust property for particular Certificates may also include, or the holders of those Certificates may have the benefit of, different forms of credit support with respect to Securities.

     All information contained in a Prospectus Supplement with respect to any Concentrated Security or other Security will be derived solely from descriptions contained in a publicly available prospectus or offering document for that Security (each such prospectus or offering document is referred to as a "Security Prospectus"), or other periodic filings with the SEC. The applicable Prospectus Supplement will state whether the Security Prospectus with respect to any applicable Concentrated Security was filed with the SEC in connection with the issuance of the related Security or otherwise in public filings by the related Security Issuer. Prospective purchasers of Certificates are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (1) each related Security Prospectus and (2) each registration statement of which any Security Prospectus is a part, including any reports filed by the related Security Issuer under the Securities Exchange Act (referred to as a "Security Registration Statement").

     - No representation is made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates as to the accuracy or completeness of the information contained in any Security Prospectus or Security Registration Statement.

     - No investigation of the financial condition or creditworthiness of that Security Issuer or any of its affiliates, or of any ratings of the related Securities, will be made by the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates in connection with the issuance of the related Certificates. Prospective purchasers of Certificates should consider carefully each Security Issuer's financial condition and its ability to make payments in respect of the related Securities.

     - None of the trust, the trustee, the depositor, Goldman Sachs or any of their affiliates has participated in the preparation of any Security Prospectus or Security Registration Statement or other public information relating to the Securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents.

     Please refer to the applicable Prospectus Supplement for a description of the following material terms, as applicable, of any Concentrated Security that constitutes a part of the trust property of the related trust:

     (1) the title and series, as well as the aggregate principal amount, denomination and form, of the Security,

     (2) whether the Security is senior or subordinated to any other obligations of the related Security Issuer,

     (3) whether any of the obligations under the Security are secured or unsecured, and the nature of any collateral,

     (4)  any limit on the aggregate principal amount of the Security,

     (5) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the Security will be payable,

     (6) the rate or rates or the method for determining those rates, at which the Security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

     (7) the obligation, if any, of the Security Issuer to redeem any outstanding Security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions under which the Security may be redeemed or repurchased, in whole or in part,

     (8) the periods within which or the dates on which, the prices at which and the terms and conditions under which the Security may be redeemed, if any, in whole or in part, at the option of the Security Issuer,

     (9) whether the Security was issued at a price lower than its principal amount,

     (10) if other than U.S. dollars, the currency in which the Security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the Security will be made, and the circumstances, if any, when that currency of payment may be changed,

     (11) material events of default or restrictive covenants with respect to the Security,

     (12) any rating of the Security,

     (13) any retained interest with respect to the Security, and

     (14) other material terms of the Security.

     In addition to the foregoing, with respect to each Concentrated Security, the applicable Prospectus Supplement will disclose the identity of the obligor and any trustee under the agreement under which that Security has been issued, and will describe the existence and type of specified information that is made publicly available by the obligor regarding that Concentrated Security. It will also disclose where and how prospective purchasers of the related Certificates may obtain that information. Such publicly available information will typically consist of the quarterly and annual reports filed by the related Security Issuer with the SEC.

     With respect to any portion of the trust property comprised of Securities other than Concentrated Securities, the applicable Prospectus Supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of that portion with respect to the terms identified in (1), (2), (3), (5), (6), (7), (8), (9) and (10) of the preceding paragraph and other material terms regarding that portion of the trust property.

SECURITY ISSUANCE AGREEMENT

     Each Security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as a "Security Issuance Agreement"). Except as specified in a Prospectus Supplement, all information contained in that Prospectus Supplement with respect to the provisions of any Security Issuance Agreement pertaining to a Concentrated Security will be based solely on the version of that Security Issuance Agreement filed with the SEC in connection with the registration of that Concentrated Security.

SUBORDINATION

     As described in the applicable Prospectus Supplement, the Securities that constitute a part of the trust property of the related trust may be either senior (referred to as "senior Securities") or subordinated (referred to as "subordinated Securities") in right of payment to other existing or future obligations of the Security Issuer. With respect to subordinated Securities, to the extent of the subordination provisions of those Securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated Securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their Securities. Consequently, the trust as a holder of subordinated Securities may suffer a greater loss than if it held unsubordinated debt of the Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of senior Securities would receive all payments in respect of those Securities even if holders of subordinated Securities of the same Security Issuer receive amounts in respect of their Securities. Please refer to the applicable Prospectus Supplement for (1) a description of any subordination provisions with respect to any applicable Concentrated Securities and (2) the relative percentages of senior Securities and subordinated Securities, if any, in trust property comprised of Securities other than Concentrated Securities.

SECURED OBLIGATIONS

     Certain Securities that constitute a part of the trust property of the related trust may represent secured obligations of the Security Issuer (referred to as "secured Securities"). Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related Security Issuance Agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. A Security Issuance Agreement may also contain provisions for release, substitution or disposition of collateral for those Securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those Securities. A Security Issuance Agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding Securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their Securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding Securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

     The Security Issuance Agreement with respect to any secured Security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable Prospectus Supplement will describe the security provisions of those Securities and the related collateral. With respect to any portion of the trust property of a particular trust comprised of secured Securities other than Concentrated Securities, the related Prospectus Supplement will contain information with respect to security provisions and collateral.

MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the Securities related to the applicable Certificates and any terms and conditions under which those Securities may be subject to early redemption (either by the applicable Security Issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those Securities) or extension of maturity. Any such provisions of the applicable Securities will affect the weighted average life of the related Certificates.

     The effective yield to holders of Certificates may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Certificates where the related trust holds one or more redeemable Securities, extendible Securities or Securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related Securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether a Security Issuer exercises any right of redemption in respect of its Securities. As a result, there can be no certainty as to whether any Security redeemable at the option of the relevant Security Issuer will be repaid prior to its stated maturity.

     Unless the applicable Prospectus Supplement describes other remedies applicable to particular Securities, all Securities will be subject to acceleration if specified defaults occur. The maturity and yield on Certificates will be affected by any early repayment of the related Securities as a result of any such acceleration by the holders of those Securities. If a Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of Security Issuers and correspondingly may affect a Security Issuer's ability to satisfy its obligations under its Securities. Those factors include the Security Issuer's operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

     The extent to which the yield to maturity of any Certificates may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Certificates are purchased at a discount or premium and the degree to which the timing of payments on those Certificates is sensitive to the rate and timing of payments on the trust property.

     The yield to maturity of any Certificates will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Certificates, to the extent that their interest rate is based on variable or adjustable rates. In the case of Certificates representing an interest in two or more Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the Security or Securities having interest rates higher or lower than the interest rate then applicable to those Certificates may also affect the yield on those Certificates.

     The applicable Prospectus Supplement may contain additional information regarding yield and maturity considerations applicable to the related Certificates and the related trust property, including the underlying Securities.

                                 CREDIT SUPPORT

     The trust for particular Certificates may include, or the holders of those Certificates (or any class or group of classes within the same series of Certificates) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will describe whether the trust for any class or group of classes of Certificates contains, or the holders of those Certificates have the benefit of, credit support; it will also contain information on the amount, type and other relevant terms of each element of any such credit support and, if required, specified information with respect to the obligors of each such element. Any credit support which takes the form of a guaranty of particular Certificates, rather than a guaranty of payment on the underlying trust property, will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

SUBORDINATION

     The rights of holders of a particular class within the same series of Certificates to receive collections from the related trust and any credit support obtained for the benefit of the Certificateholders of that series (or classes within that series) may be subordinated to the rights of the Certificateholders of one or more other classes of the same series to the extent described in the applicable Prospectus Supplement. This type of subordination in effect provides credit support to holders of Certificates of those other classes. If losses are realized during a given period on the trust property relating to particular Certificates, such that the collections received on that property are insufficient to make all distributions on the Certificates of that series, those losses will be allocated to the holders of Certificates of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable Prospectus Supplement. In addition, if specified in the applicable Prospectus Supplement, specified amounts otherwise payable to holders of Certificates of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under "-- Reserve Accounts" and in the applicable Prospectus Supplement.

LETTER OF CREDIT, GUARANTY

     Certificates (or any class or group of classes within the same series of Certificates) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the Prospectus Supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable Prospectus Supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

RESERVE ACCOUNTS

     If specified in the applicable Prospectus Supplement, the trustee or another person specified in the Prospectus Supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the Prospectus Supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Certificates, in the manner and priority specified in the Prospectus Supplement.

                                SWAP AGREEMENTS

     At the time it is formed, a trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable Prospectus Supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the Registration Statement. The applicable Prospectus Supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments; if required, it will also contain specified information with respect to the swap counterparty and, if applicable, its guarantor.

GENERAL

     As specified in the applicable Prospectus Supplement, the transaction or transactions under a swap agreement may be one or more of the following: (1) a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions), (2) any combination of the foregoing transactions, or
(3) any other transaction identified in the swap agreement or the relevant confirmation and described in the Prospectus Supplement.

     Each swap agreement will be in the form of the "1992 ISDA Master Agreement (Multicurrency -- Cross Border)" (referred to as the "ISDA Master Agreement") published by the International Swaps and Derivatives Association, Inc. (ISDA) and will incorporate the "2000 ISDA Definitions" or the 1999 ISDA Credit Derivatives Definitions, each as amended from time to time (referred to as the "ISDA Definitions"), as modified and supplemented by a schedule and as modified further to reflect the terms of a particular series of Certificates and the related trust agreement and any specific terms of the relevant transaction or transactions. Each swap agreement will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

PAYMENTS UNDER SWAP AGREEMENTS

     In general, under a swap agreement, a trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under "Description of Certificates -- Distributions -- Interest on Certificates" or other types of bases), all as specified in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless otherwise specified in the Prospectus Supplement, will be equal to the aggregate principal amount of the related Securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a trust to its swap counterparty will be secured by a security interest in the trust property in favor of the swap counterparty.

     A swap agreement may provide for either periodic exchanges of payment amounts or, a single exchange or series of exchanges on one or more interest payment dates or the maturity or prospective maturities of the related Securities, or both.

     If specified in the applicable Prospectus Supplement, a swap agreement may also document a call option granted by the trust, or a put option in favor of the trust, with respect to all or a portion of the related Securities or other trust property. A call option granted by the trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related Certificates or (2) effect a conversion of the related Securities into other securities, rights which the trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the trust will generally be intended to protect the trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related Certificates. The Prospectus Supplement may specify that a put option written in favor of the trust will be automatically exercised by the trustee if specified events occur.

     A swap agreement may also document a credit swap transaction under which the trust will receive periodic payments from the swap counterparty in return for the trust's agreement to exchange the Securities for securities (referred to as "Deliverable Securities") of a different issuer (referred to as the "Reference Security Issuer") if certain credit-related events occur with respect to the Reference Security Issuer. If required, the applicable Prospectus Supplement and periodic filings with respect to that trust will contain information regarding the relevant Deliverable Securities and Reference Security Issuer similar to the information with respect to Concentrated Securities and the related Security Issuers. A swap agreement pertaining to a credit swap transaction will include supplemental terms particular to credit swaps, including the specified credit events, which will be based on standard forms promulgated by ISDA and described in the Prospectus Supplement.

     On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related Securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable Prospectus Supplement, such netting may also be applied to more than one transaction. On each distribution date for Certificates with respect to which the related trust has entered into a swap agreement, the trustee will have available for distribution to Certificateholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Certificates will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related Securities. No assurance can be given that the trustee will receive when due any payment due on those Securities or any net payment due under a swap agreement, or that the trustee will recover moneys under any related guarantee in the case of a payment default by the swap counterparty under a swap agreement.

MODIFICATION AND AMENDMENT

     Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related trust is a party, if requested by the swap counterparty to cure any ambiguity in, or to correct or supplement any provision of, that swap agreement. In each such case, the trustee must (1) determine that the requested amendment will not materially and adversely affect the interests of the holders of the related Certificates and (2) receive an opinion of counsel to the effect that the requested amendment will not alter the classification of the related trust for U.S. federal income tax purposes. The applicable Prospectus Supplement will describe any other circumstances in which a swap agreement may be amended.

DEFAULTS

     Events of default under a swap agreement may include:

     - any failure of the applicable trust to pay any amount when due under the swap agreement,

     - any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, and

     - specified other standard events of default under the ISDA Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule. Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default", as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable Prospectus Supplement will describe any additional events of default under the relevant swap agreement.

     In specified cases, the trust will be the party affected by the event and as a result its swap counterparty will have the role right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular Security or Security Issuance Agreement, the failure of the Security Issuer to make timely payment of an amount required in order for the trust to make a related payment under the swap agreement may result in a default by the trust under the swap agreement prior to the occurrence of a default under the related Security Issuance Agreement. The applicable Prospectus Supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

TERMINATION EVENTS

     Termination events under a swap agreement will consist of the following:

     - the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,

     - the occurrence of a "trust wind-up event" (as described under "Description of Trust Agreements -- Trust Wind-Up Events") (which termination event will apply to all transactions under the swap agreement),

     - a default occurs with respect to the related Security (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that Security),

     - the related Security becomes a "disqualified Security" (as described under "Description of Trust Agreements -- Trust Wind-Up Events") (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that Security), or

     - any transaction under the swap agreement becomes a "disqualified transaction" (as described under "Description of Trust
       Agreements -- Trust Wind-Up Events") (which termination event will apply only to the specific disqualified transaction).

     Depending on the circumstances, either the trust or the counterparty, or both the trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the swap agreement or the particular affected transaction. However, for purposes of calculating any swap termination payment, the trust will under some circumstances be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" termination events described in Sections 5(b)(iii) and

5(b)(iv) of the ISDA Master Agreement will not apply. The applicable Prospectus Supplement will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Certificates.

EARLY TERMINATION OF SWAP AGREEMENTS

     Except as otherwise specified in the applicable Prospectus Supplement, if specified termination events or events of default occur, the trustee or the swap counterparty will, by notice to the other party (if a notice is required under the swap agreement), terminate the relevant swap agreement or the particular affected transaction under that agreement. The date of any such termination is referred to as an "early termination date". In the case of any other termination events, the date on which the relevant swap agreement will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the trust to exercise any right to terminate the swap agreement or any particular transaction, and will not act on behalf of the trust to exercise any right the trust may have to terminate the swap agreement or any particular transaction. If a termination event occurs and, when applicable, an early termination date is designated, the swap agreement (or the particular affected transaction) will terminate and a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. If the trust is liable for a swap termination payment, Securities may be sold by the trustee through a selling agent, unless and until the selling agent receives notice from the trustee of an exercise by the Certificateholders of their right to tender the amount of that swap termination payment, as described below. See "Description of Trust Agreements -- Trust Wind-Up Events". Except as specified in the Prospectus Supplement, in the event that a trust terminates one or more transactions under a swap agreement and a trust wind-up event has not occurred, the Securities related to those transactions will be sold and the proceeds from such sale will be distributed to the Certificateholders.

     Except as specified in the applicable Prospectus Supplement, to the extent that the aggregate principal amount of the Securities held by a trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the trust or the swap counterparty may incur liability for a swap termination payment.

SWAP TERMINATION PAYMENTS

     If a swap agreement is terminated prior to its maturity, the market value of each transaction under that swap agreement will be established by one or both parties, as specified in the swap agreement, based on losses suffered by either party as a result of the termination of the affected transaction or transactions. If the market value of a particular transaction is positive for the trust, or the termination of that transaction would result in a loss to the trust, a swap termination payment will be due from the swap counterparty to the trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination payment will be due from the trust to its swap counterparty. The swap termination payment for any swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap agreement, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Certificateholders.

     Any swap termination payment payable by a trust will be limited to the assets of the trust, and the related Certificateholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the trust. Nonetheless, the loss to Certificateholders resulting from a termination payment may, if interest rates, currency rates, swap spreads, credit spreads or option volatilities (as applicable) have changed significantly since the closing date for the relevant offering of Certificates, be quite substantial in relation to the total value of the related Securities. A trust may be required to sell Securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. In connection with any swap termination payment payable by a trust, the related Certificateholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that trust, as described under "Description of Trust Agreements -- Trustee Compensation") and a written instruction to refrain from, or discontinue, the sale of the Securities. It is possible, however, that Securities may be sold by a selling agent in the time necessary for the Certificateholders to exercise their rights described in the foregoing sentence. Certificateholders could also be materially adversely affected if a trust is required to sell Securities in order to make swap termination payments at a time when prices for the Securities in the secondary market are depressed, as a result of a default on the Securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related Securities will be made pursuant to the Securities without the benefit of that agreement.

GUARANTEES OR SUPPORT

     Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty. In the case of any swap agreement in which the swap counterparty is an affiliate of Goldman Sachs, The Goldman Sachs Group, Inc. will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the swap counterparty under that agreement. Pursuant to that guarantee, The Goldman Sachs Group, Inc. will agree to pay or cause to be paid any such amount if the swap counterparty fails punctually to pay that amount and a written payment demand by the trustee to The Goldman Sachs Group, Inc.

                          DESCRIPTION OF CERTIFICATES

     The Certificates of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. Each such agreement will be in the form filed as an exhibit to the Registration Statement, together with specific terms applicable to the relevant trust and the Certificates issued by it, depending on the related Securities and any swap agreement. The following summary of the terms of the Certificates should be read together with the summary of the trust agreement under "Description of Trust Agreements" and any related discussion in the applicable Prospectus Supplement. The specific terms of each series of Certificates, to the extent that they differ materially from or are in addition to the summary below, will be described in the applicable Prospectus Supplement.

                                    GENERAL

     The Certificates issued under a particular trust agreement will represent the entire beneficial ownership interest in the trust created pursuant to that agreement. The Certificates of a particular series may be limited to a single class, or, if so specified in the applicable Prospectus Supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

     Please refer to the applicable Prospectus Supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Certificates to which it relates:

     - the title of the Certificates,

     - the series of the Certificates and, if applicable, the number and designation of classes of that series,

     - certain information concerning the type, characteristics and specifications of the trust property being deposited into the related trust by the depositor,

     - any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,

     - the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

     - if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

     - whether the Certificates of that series or a class within that series are fixed rate or floating rate Certificates and the applicable interest rate for each such class, including the applicable rate, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

     - any option (1) of a holder of Certificates of that series or a class within that series to withdraw a portion of the assets of the trust in exchange for surrendering a Certificate or (2) of the depositor or a third party to purchase or repurchase any trust property, and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

     - any rating of that series or a class within that series,

     - if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which that series or class within that series will be issuable and transferable,

     - whether the Certificates of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

     - whether the Certificates of that series or of any class within that series are to be issued as registered or bearer certificates, or both, and if individual bearer certificates are to be issued, whether coupons will be attached to them, whether bearer certificates of that series or class may be exchanged for registered Certificates of the same series or class and the circumstances under which and the place or places at which any such exchanges may be made,

     - whether the Certificates of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than the Depository Trust Company, for those Global Securities,

     - if a temporary Certificate is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive certificate of that series or class will be credited to the account of the persons entitled on that distribution date,

     - if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for definitive individual certificates of the same series or class and the terms and conditions under which beneficial interests in a definitive global security, if any, may be exchanged for individual definitive certificates of that series or class,

     - if other than U.S. dollars, the specified currency applicable to the Certificates of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

     - all applicable required percentages and voting rights relating to the manner and percentage of voting by Certificateholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

     - any other relevant terms of that series or any class within that series.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates of each series will be issued only as registered Certificates in denominations of $1,000 and also integral multiples of $1,000 and will be payable only in U.S. dollars. The authorized denominations of registered Certificates of any series or class within that series with a specified currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement may also state that, where the purchaser of particular Certificates has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Certificates with a specified currency other than U.S. dollars may be determined by the exchange rate agent in its sole discretion.

     Registered Certificates may be transferred or exchanged for a like face amount of Certificates at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

     Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, registered Certificates may not be exchanged for bearer Certificates.

                                 DISTRIBUTIONS

     In general, distributions allocable to principal, premium (if any) and interest on particular Certificates will be made in the specified currency for those Certificates by or on behalf of the trustee on each distribution date as specified in the applicable Prospectus Supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related Securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant Security Issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related Security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Certificateholders is reduced or delayed accordingly.

     If the specified currency for particular Certificates is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Certificateholder in the manner described in the Prospectus Supplement, arrange to convert all payments in respect of those Certificates into U.S. dollars as described in the following paragraph. Any Certificateholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     Unless the applicable Prospectus Supplement sets forth additional terms as to the conversion of currencies, in the case of Certificates with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Certificates by deduction from the relevant distributions.

     U.S. dollar distributions on registered Certificates will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable Prospectus Supplement may also provide for distributions to be made by check or against presentation of the relevant Certificates. In the case of registered Certificates issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding distribution date to the holders of registered Certificates on the record date for that succeeding distribution.

     Subject to the provisions described under "Limitations With Respect to Bearer Certificates", and to applicable law, distributions on bearer Certificates will be made if any applicable coupons or Certificates are surrendered, and at offices or agencies outside the United States from time to time designated by the trustee.

     Unless otherwise specified in the applicable Prospectus Supplement, a "business day" with respect to any Certificate is any day, other than a Saturday or Sunday, that is (1) not a day on which banking institutions are authorized or required by law or regulation to be closed in (A) the City of New York or in the city where the corporate trust office of the trustee is located or (B) if the specified currency for that Certificate is other than U.S. dollars, the financial center of the country issuing that currency and (2) if the interest rate for that Certificate is based on LIBOR, a day on which dealings in deposits in the specified currency of that Certificate are transacted in the London interbank market.

INTEREST ON CERTIFICATES

     GENERAL. Each class of Certificates (other than certain classes of strip Certificates) of a particular series may have a different interest rate, as described below. In the case of strip Certificates with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes of the following description, "notional amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on strip Certificates with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip certificates in this Prospectus or the applicable Prospectus Supplement does not indicate that those Certificates represent the right to receive any principal distribution in that amount, but rather the term "notional amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the Prospectus Supplement.

     FIXED RATE CERTIFICATES. Each class of Certificates of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable Prospectus Supplement, until the principal amount of the Certificates is distributed or made available for payment (or in the case of fixed rate Certificates with no or a nominal principal amount, until the notional amount of the Certificates is reduced to zero). If
the terms of a related swap agreement or the related Securities so provide, the interest rate for a particular series of Certificates or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on fixed rate Certificates will be distributable in arrears on each distribution date.

     FLOATING RATE CERTIFICATES. As specified in the applicable Prospectus Supplement, each class of Certificates of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable Prospectus Supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The "spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the "spread multiplier" is a specified percentage that may be applicable to that series or class, all as specified in the applicable Prospectus Supplement. If the terms of a related swap agreement or the related Securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Certificates: LIBOR, the "commercial paper rate", the "Treasury rate", the "federal funds rate", the "CD rate" or any other rate basis (which may be based on, among other things, one or more market indices or the payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) described in that Prospectus Supplement. Each of the foregoing rate bases is described in greater detail below. If the "commercial paper rate", "Treasury rate", "federal funds rate" or "CD rate" is the applicable rate basis for a particular Certificate, but is not to be determined as described below, the applicable Prospectus Supplement will describe an alternative method for determining that rate. The "index maturity" for any floating rate Certificate is the period of maturity of the instrument or obligation from which the rate basis is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     If specified in the applicable Prospectus Supplement, floating rate Certificates may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Certificates will in no event be higher than the maximum rate permitted by applicable law.

     If a swap agreement provides for all interest payments on particular Securities to be paid to the swap counterparty, the interest rate applicable to the related Certificates will be the corresponding floating rate payable to the trust under that swap agreement. If the applicable Prospectus Supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Certificates from time to time as specified in the Prospectus Supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

     The applicable Prospectus Supplement will state whether the interest rate on particular floating rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the Prospectus Supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of floating rate Certificates will be the accrued interest from and including the original issue date of those Certificates or the last interest reset date to which interest has accrued and been distributed, to but excluding the immediately following interest reset date.

     With respect to each floating rate Certificate, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Certificate. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable Prospectus Supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Certificates bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

     Unless otherwise specified in the applicable Prospectus Supplement, the percentages resulting from any calculation of the interest rate on a floating rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Certificate (with .005 of a Certificate being rounded upward).

     Interest on particular floating rate Certificates will be distributable on the distribution dates and for the interest accrual periods as described in the applicable Prospectus Supplement.

     LIBOR. For each floating rate Certificate for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

     (1) On the second London banking day (referred to as the "LIBOR determination date") prior to the interest reset date for that interest period, the calculation agent will determine (A) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (B) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date ("LIBOR Telerate"). "Reuters LIBO page" means the display designated as the "LIBO" page on the Reuters Monitor Money Rates Service (or page). "Telerate page 3750" means the display designated as page "3750" on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

     (2) If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     In the case of any Certificate with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable Prospectus Supplement will describe the method for determining such rate.

     COMMERCIAL PAPER RATE. For each floating rate Certificate bearing interest at a rate based on the "commercial paper rate", the "commercial paper rate" for each interest period will be determined by the calculation agent as of the second business day (referred to as a "commercial paper rate determination rate") prior to the interest reset date for that interest period. The "commercial paper rate" is the "money market yield" (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the "commercial paper rate" for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or composite quotations, then the "commercial paper rate" for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the "commercial paper rate" for the relevant interest period will be the same as the "commercial paper rate" for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "money market yield" is a yield calculated in accordance with the following formula:

          money market yield =  D X 360 X 100
                            ---------------------------------------------
                                360 - (D X M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     The "calculation date" pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

     TREASURY RATE. For each floating rate Certificate bearing interest at a rate based on the "Treasury rate", the "Treasury rate" for each interest period will be the rate for the auction held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as "Treasury securities") having the specified index maturity, as published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on that Treasury rate determination date as otherwise announced by the U.S. Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, or if no such auction is held on that Treasury rate determination date, then the "Treasury rate" for that interest period will be calculated by the calculation agent as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury rate determination date, of three leading primary U.S. government securities dealers selected by the calculation agent for the issue of Treasury securities with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the "Treasury rate" for the relevant interest period will be the same as the "Treasury rate" for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "Treasury rate determination date" for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

     The "calculation date" pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

     FEDERAL FUNDS RATE. For each floating rate Certificate bearing interest at a rate based on the "federal funds rate", the "federal funds rate" for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a "federal funds rate determination date") for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the "federal funds rate" for that interest period is the rate on that federal funds rate determination date as published in composite quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or composite quotations, then the

"federal funds rate" for that interest period is the rate on that federal funds rate determination date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)". If that rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on that calculation date, the "federal funds rate" for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Certificate for which the applicable "federal funds rate" resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the "federal funds rates" in effect with respect to each day in that week.

     The "calculation date" pertaining to any federal funds rate determination date is the next succeeding business day.

     CD RATE. For each floating rate Certificate bearing interest at a rate based on the "CD rate", the "CD rate" for each interest period will be the rate as of the second business day (referred to as a "CD rate determination date") prior to the interest reset date for that interest period for negotiable certificates of deposit having the specified index maturity, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the "CD rate" for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, as published in composite quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or composite quotations, then the "CD rate" for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable Prospectus Supplement, which must not be less than $100,000. If such dealers are not quoting offered rates as described in the previous sentence, the "CD rate" for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

     The "calculation date" pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

PRINCIPAL OF CERTIFICATES

     GENERAL. Unless the applicable Prospectus Supplement specifies a notional amount or other reference amount for a particular Certificate, each Certificate will have a principal balance equal to the maximum amount that the holder of that Certificate will be entitled to receive in respect of principal from the related Securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of certificates will be specified in the applicable Prospectus Supplement. Distributions of principal of any such class will be made on a ratable basis among all the Certificates of that class. Strip Certificates with no principal balance will not receive distributions of principal.

     The outstanding principal balance (or notional amount, as applicable) of a Certificate will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.

FOREIGN CURRENCY CERTIFICATES

     If the specified currency of a particular Certificate is not the U.S. dollar, the applicable Prospectus Supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Certificate are to be paid and any other related terms and conditions applicable to that Certificate. If the specified currency or any successor currency for a foreign currency Certificate is not available to the related trust due to exchange controls or other events beyond the control of the depositor or the trust, the trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

MULTI-CURRENCY CERTIFICATES

     In the case of multi-currency Certificates, payments of principal or interest may be made in different currencies, as specified in the applicable Prospectus Supplement. The exchange rates will be calculated as specified in those Certificates and as described in the Prospectus Supplement. Other material terms and conditions will also be specified in the relevant Certificates and described in the Prospectus Supplement.

                                  CALL RIGHTS

     If one or more specified persons have the right to purchase, or the trustee is obligated to redeem under specified circumstances, all or a portion of the Certificates of a particular series, the applicable Prospectus Supplement will designate that series as a "callable series". The terms and conditions under which any such person may exercise its right to purchase or redeem all or a portion of the Certificates of that series will be described in the applicable Prospectus Supplement. Such terms may include the following:

     - a minimum principal balance (or notional amount, as applicable) with respect to the Certificates being purchased or redeemed,

     - a requirement that the principal balance (or notional amount, as applicable) of the Certificates being purchased or redeemed be an integral multiple of a specified amount,

     - if the call right is exercised with respect to less than all of the Certificates, the manner of selecting the Certificates being purchased or redeemed,

     - specified dates during which such a purchase or redemption may be effected, and

     - the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Certificate.

     After receiving notice of the exercise of such a call right, the trustee will provide notice as specified in the applicable Prospectus Supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Certificate that has been called will be entitled to receive a distribution of a ratable share of the aggregate call price paid in connection with that exercise, in the manner and to the extent described in the applicable Prospectus Supplement.

                                    RATINGS

     At the time of issue, the Certificates of a particular series (or class within that series) will generally be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable

Prospectus Supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Certificateholders of the relevant series or class to receive collections from, and to assert claims against, the trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Certificates is not offered pursuant to this Prospectus and the applicable Prospectus Supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

     Prospective purchasers of Certificates should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Certificates are urged to review in its entirety any disclosure relating to any rating of those Certificates that is contained in the applicable Prospectus Supplement, including the text of any rating letter or letters, if provided.

                                      FORM

GENERAL

     Each series and class of Certificates may be issued (1) in fully registered form without interest coupons or in bearer form with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Registered Certificates will be transferable on the records of the Certificate register maintained by the trustee. All Certificates of a particular series (or class within that series) other than definitive certificates will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company (DTC) (only for registered certificates denominated and payable in U.S. dollars), Euroclear, Clearstream or another entity specified in the applicable Prospectus Supplement. All of the foregoing entities are referred to as "depositaries". Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Global securities representing registered certificates will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in part for the individual Certificates it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

REGISTERED CERTIFICATES

     For each series of registered Certificates, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Certificates. No service charge will be payable with respect to any transfer of registered Certificates, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

GLOBAL CERTIFICATES

     After a Certificate is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Certificates represented by that global security to the accounts of its participants. The accounts to be credited will be designated by the underwriter of the Certificates, or if the Certificates are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Certificates represented by that global security for all purposes under the trust agreement governing the Certificates. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Certificates represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered Certificateholders under the trust agreement governing those Certificates. Because the depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the depositary's system, or to otherwise act with respect to that Certificate, may be limited due to the lack of a physical certificate for that Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a global security will be made to the depositary or its nominee, as the Certificateholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Certificates will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Certificates of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Certificates, will credit immediately its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name."

     BENEFICIAL OWNERS OF GLOBAL CERTIFICATES SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO RECEIVE PAYMENTS ON THOSE CERTIFICATES, INCLUDING (IN THE CASE OF CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS) ON HOW TO REQUEST PAYMENT IN THE SPECIFIED CURRENCY FOR THOSE CERTIFICATES.

     As long as the Certificates of a particular series are represented by a global security, the depositary's nominee will be the record holder of those Certificates and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of that Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in that Certificate to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

     If the depositary for Certificates of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related trust will issue individual definitive certificates in exchange for the global security or securities representing those Certificates. In addition, the depositor may at any time and in its sole discretion determine not to have any Certificates of a particular series or class represented by one or more global securities and, in that case, the trustee will issue individual definitive certificates of that series or class in exchange for the global security or securities representing those Certificates. Further, if specified in the applicable Prospectus Supplement, an owner of a beneficial interest in a global security representing Certificates of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Certificates in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Certificates of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Certificates registered in its name (if the Certificates of the series or class are issuable as registered Certificates). Individual definitive Certificates will be issued (1) in the case of registered Certificates, in denominations, unless otherwise specified by the depositor or in the applicable Prospectus Supplement, of $1,000 and integral multiples of $1,000, (2) in the case of bearer Certificates, in the denomination or denominations specified in the applicable Prospectus Supplement if the Certificates of that class are issuable as bearer Certificates or (3) in the case of Certificates that are issuable in either form, as registered or bearer Certificates.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     The applicable Prospectus Supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Certificates to the extent not described or different from the above description above.

       VOTING OF SECURITIES, MODIFICATION OF SECURITY ISSUANCE AGREEMENTS

     As promptly as possible, but in any event within five business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of Securities related to particular Certificates, the trustee will give notice to the holders of those Certificates, setting forth the following: (1) the information contained in the notice to owners of those Securities, (2) a statement that the Certificateholders are entitled, subject to applicable law and any applicable provisions of those Securities, to instruct the trustee as to the exercise of any voting right pertaining to those Securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Certificateholders of record on the relevant record date.

     Unless a different allocation of voting rights is described in the applicable Prospectus Supplement, the voting rights of owners of the relevant Securities pursuant to their terms will be allocated among the Certificateholders ratably, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates. At the written request of any Certificateholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the Securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Certificateholders instructing the trustee to vote in a specified manner does not correspond to an even number of Securities, the trustee will vote the number of Securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of a Security will not be voted, but any such portion representing half or more of a Security will be voted as instructed.

     Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Securities, (2) consent to any redemption or prepayment of the Securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the Securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Certificates to accept the amendment or offer in question and receives advice of nationally recognized independent tax counsel, designated by the depositor, that the changes to the terms of the Securities to which the vote relates would not result in a "sale or other disposition" of the Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986 or alter the classification of the trust for U.S. federal income tax purposes. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.

                      ADDITIONAL ISSUANCE OF CERTIFICATES

     If specified in the applicable Prospectus Supplement, the depositor may at any time deposit additional Securities into the related trust. In exchange for those additional Securities, the trust will issue additional Certificates in an aggregate principal amount equal to the product of (1) the principal balance (or notional amount, as applicable) of Certificates originally issued multiplied by
(2) the ratio of (A) the aggregate principal amount of additional Securities deposited into the trust to (B) the aggregate principal amount of Securities originally deposited into the trust. Any such additional Securities will be deposited, and any such additional Certificates will be issued, with accrued interest from the original closing date for the related trust.

     Any such issuance of additional Certificates is subject to:

     - a corresponding increase in any rights that the related trust may have under any swap agreement, swap guarantee or credit support arrangement, and

     - the receipt by the trustee of a prior written notice from each rating agency rating the Certificates to the effect that the additional issuance would not result in a reduction or withdrawal of the then current rating of the Certificates.

     Notwithstanding the foregoing, the trust may not, except with the consent of all Certificateholders issue any additional Certificates if that issuance would alter the classification of the trust for U.S. federal income tax purposes.

     Upon any deposit of additional Securities and issuance of additional
Certificates:

     - the additional Securities will constitute a part of the trust property of the related trust, and

     - the additional Certificates will represent undivided fractional interests in the trust property of the related trust, entitled to the same rights and subject to the same provisions as all previously issued Certificates of the same class.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     At the time a series of Certificates is issued, Sullivan & Cromwell New York, New York, or other counsel identified in the applicable Prospectus Supplement will provide to the depositor its opinion, based on the law at the time of issuance and assuming compliance by the depositor and the trustee with all of the provisions of the related trust agreement (and any other agreements and representations referred to in the opinion) that the trust (1) will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes, (2) will not be subject to federal income taxation, and (3) in the alternative as specified in the opinion, for federal income tax purposes:

     - will be classified as a grantor trust,

     - should be classified as a grantor trust,

     - will be classified as a partnership, or

     - will qualify to be a financial asset securitization investment trust (FASIT), as defined in section 860L of the Internal Revenue Code.

     The Prospectus Supplement with respect to each series of Certificates will discuss the material U.S. federal income tax consequences of the classification of the trust and the ownership of Certificates of that series.

     Prospective purchasers of Certificates should consult their own tax advisors as to the federal tax consequences to them of acquiring, holding and disposing of Certificates, in particular the application in their particular circumstances of the tax considerations discussed in the applicable Prospectus Supplement, as well as the application of state, local, foreign or other tax laws.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which those plans, accounts or arrangements are invested) subject to ERISA or the Internal Revenue Code (collectively, referred to as "Plans") and on persons who are fiduciaries with respect to those Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving Plan assets and persons (referred to as "Parties in Interest") having specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any Party in Interest who participated in a prohibited transaction. The relevant Security Issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be Parties in Interest with respect to Plans.

     The United States Department of Labor (DOL) has issued regulations (referred to as the "Plan Asset Regulations") concerning what constitutes assets of a Plan when a Plan invests in another entity. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." Certain other exceptions from such treatment under the Plan Asset Regulations may apply to an entity in which a Plan makes an equity investment, such as if the equity interests are "publicly offered securities" that are transferable, part of a class of securities that are widely held and registered under the U.S. securities laws. In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Certificates may not be purchased, held by or transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code, is not a government or other plan subject to substantially similar restrictions, and is not acquiring the Certificates with the assets of any such Plan. The trust agreements will provide that any purported transfer in violation of this restriction shall be void from the beginning. Each person who acquires any book-entry Certificate, and each fiduciary which causes any such person to acquire a book-entry Certificate, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Certificate is held by such person, to have represented that it is not a Plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Internal Revenue Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase those book-entry Certificates. THE TRUST AGREEMENT PROVIDES THAT EACH PERSON THAT ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE.

     However, if the Prospectus Supplement with respect to a particular series of Certificates elects the "Alternative ERISA Restrictions," the restrictions described in the preceding paragraph will not apply. Certificates subject to the "Alternative ERISA Restrictions" will be issued only as definitive Certificates in registered form and only after a definitive purchase agreement has been executed and delivered. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Certificates with assets of a benefit plan investor. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Certificate to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after the purchase or proposed transfer. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Certificates subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Certificates of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be "significant."

     Alternatively, if the Prospectus Supplement with respect to a particular series of Certificates elects the "Deemed Representations," the restrictions described in the two preceding paragraphs will not apply. However, a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code or a governmental plan subject to substantially similar provisions may acquire the Certificates if certain exemptions from such provisions are applicable. BY ITS PURCHASE OF ANY CERTIFICATE AS TO WHICH THE DEEMED REPRESENTATIONS APPLY, THE PURCHASER OR OTHER HOLDER AND EACH FIDUCIARY OR OTHER PERSON THAT CAUSED THAT PERSON TO ACQUIRE THAT CERTIFICATE WILL BE DEEMED TO HAVE

REPRESENTED AND WARRANTED, ON EACH DATE ON WHICH THAT CERTIFICATE IS HELD BY THAT PERSON, EITHER THAT (1) IT IS NOT A PLAN OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH GOVERNMENTAL PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE BY REASON OF ONE OF THE FOLLOWING: PROHIBITED TRANSACTION CLASS EXEMPTION (PTCE) 91-38 (RELATING TO INVESTMENTS BY BANK COLLECTIVE INVESTMENT FUNDS), PTCE 84-14 (RELATING TO TRANSACTIONS EFFECTED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 90-1 (RELATING TO INVESTMENTS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), PTCE 95-60 (RELATING TO TRANSACTIONS INVOLVING INSURANCE COMPANY GENERAL ACCOUNTS) AND PTCE 96-23 (RELATING TO TRANSACTIONS DETERMINED BY IN-HOUSE ASSET MANAGERS) (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ITS PURCHASE, HOLDING AND DISPOSITION WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE). THE TRUST AGREEMENTS WILL PROVIDE THAT EACH PERSON THAT ACQUIRES A CERTIFICATE FOR WHICH AN EXEMPTION IS AVAILABLE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE FOREGOING REPRESENTATION NOT BEING TRUE. THERE CAN BE NO ASSURANCE THAT ANY OF THESE CLASS EXEMPTIONS OR ANY OTHER EXEMPTION WILL BE AVAILABLE TO ANY PARTICULAR TRANSACTION INVOLVING THE CERTIFICATES.

     The applicable Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code. THE SALE OF ANY CERTIFICATES TO A PLAN OR A GOVERNMENTAL OR OTHER PLAN IS IN NO RESPECT A REPRESENTATION BY THE TRUST OR GOLDMAN SACHS THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN.

                LIMITATIONS WITH RESPECT TO BEARER CERTIFICATES

     In compliance with U.S. federal income tax laws and regulations, the depositor and any underwriter, agent or dealer participating in the offering of any bearer Certificate will agree that, in connection with the original issuance of such bearer Certificate and during the period ending 40 days after that issuance, they will not offer, sell or deliver such bearer Certificate, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Certificates will bear a legend to the following effect: "Any U.S. person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations contained in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. taxpayer who holds bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, those bearer Certificates.

     Pending the availability of a permanent global Certificate or definitive bearer Certificates, as applicable, Certificates that are issuable as bearer Certificates may initially be represented by a single temporary global Certificate, without interest coupons, to be deposited in London with Euroclear or Clearstream, as applicable, for credit to the accounts designated by or on behalf of the purchasers of those Certificates. Following the availability of a permanent global Certificate in bearer form, without coupons attached, or definitive bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary global Certificate will be exchangeable for interests in that permanent global Certificate or for those definitive bearer Certificates, as applicable, only after the trustee receives a "Certificate of Non-U.S. Beneficial Ownership" acceptable to the depositor and the trustee. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global Certificate is owned by a person that is not a U.S. person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary global Certificate will be distributed to each of Euroclear and Clearstream with respect to that portion of the temporary global Certificate held by it, but only if the trustee receives, on the relevant distribution date, a "Certificate of Non-U.S. Beneficial Ownership."

                              PLAN OF DISTRIBUTION

     The Certificates may be offered and sold to or through Goldman Sachs as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will describe the terms of the offering of any series of Certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the Certificates and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates offered by that Prospectus Supplement.

     If underwriters are used in a sale of Certificates, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Goldman Sachs, an affiliate of the depositor. Unless otherwise described in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Certificates will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Certificates of a particular series, if any such Certificates are purchased. The initial public offering price for particle Certificates and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the depositor to that agent will be described, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the Prospectus Supplement.

     If specified in the applicable Prospectus Supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Certificates at the public offering price described in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject only to the conditions described in the Prospectus Supplement and the Prospectus Supplement will specify the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

     If specified in the applicable Prospectus Supplement, Securities may be deposited into the related trust in connection with a distribution of those Securities by one or more affiliates of the depositor pursuant to a registration statement under the Securities Act in which the trust will effectively act as an underwriter of the Securities pursuant to Rule 140 under the Securities Act.

     Goldman Sachs is an affiliate of the depositor. One or more offerings under this Prospectus may be made pursuant to Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

     From time to time, Goldman Sachs or one of its affiliates may be engaged by Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Goldman Sachs or its affiliates may make a market in securities of any Security Issuer, including Securities that may constitute part of the trust property of a particular trust. Each Certificateholder will be deemed to have acknowledged and agreed that Goldman Sachs or its affiliates may engage in any kind of business with, or have an investment in, any Security Issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular Securities or related persons which may not be made available to Certificateholders.

     Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Certificates. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.

                            VALIDITY OF CERTIFICATES

     The validity of the Certificates will be passed upon for the depositor by Sullivan & Cromwell, New York, New York, or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

affected party.........................   13
affected transactions..................   13
business day...........................   29
callable series........................   35
CD rate................................   34
Clearstream............................   12
commercial paper rate..................   32
Composite quotations...................   30
Concentrated Security..................   13
Deliverable Securities.................   23
disqualified Security..................   14
DOL....................................   40
DTC....................................   36
eligible Security Issuer...............   17
ERISA..................................   40
Euroclear..............................   12
FASIT..................................   40
federal funds rate.....................   33
Goldman Sachs..........................    2
index maturity.........................   30
ISDA...................................   22
ISDA Definitions.......................   22
ISDA Master Agreement..................   22
LIBOR..................................   31
notional amount........................   29
Parties in Interest....................   40
Plan Asset Regulations.................   40
Plans..................................   40
PTCE...................................   42
Reference Security Issuer..............   23
reporting Security Issuer..............   17
SEC....................................    7
secured Securities.....................   19
Security Issuance Agreement............   18
Security Prospectus....................   17
Security Registration Statement........   17
Security-related default...............   13
senior Securities......................   19
subordinated Securities................   19
swap counterparties....................    2
Treasury rate..........................   33

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus Supplement or the accompanying Prospectus. You must not rely on any unauthorized information or representations. This Prospectus Supplement, together with the accompanying Prospectus, is an offer to sell only the Certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus Supplement and the accompanying Prospectus is current only as of their respective dates.

                             ---------------------

                               TABLE OF CONTENTS

                                            Page
                                            ----
Prospectus Supplement
Summary...................................   S-2
Risk Factors..............................   S-6
Incorporation of Certain Documents by
  Reference...............................   S-7
The Trust.................................   S-8
Description of Trust Agreement............   S-8
Description of Trust Property.............  S-10
Description of Certificates...............  S-15
U.S. Federal Income Tax Consequences......  S-17
ERISA Considerations......................  S-21
Plan of Distribution......................  S-23
Ratings...................................  S-24
Validity of Certificates..................  S-24
Prospectus
Prospectus Supplements....................     2
Risk Factors..............................     3
Available Information.....................     7
Reports to Certificateholders.............     7
Important Currency Information............     7
Use of Proceeds...........................     8
The Depositor.............................     8
The Trusts................................     8
Description of Trust Agreements...........     9
Description of Trust Property.............    16
Description of Certificates...............    26
U.S. Federal Income Tax Consequences......    40
ERISA Considerations......................    40
Limitations With Respect to Bearer
  Certificates............................    42
Plan of Distribution......................    43
Validity of Certificates..................    44

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                                  $25,000,000

                                CREDIT AND ASSET
                              REPACKAGING VEHICLE
                                  CORPORATION
                                   DEPOSITOR

                          Public Credit and Repackaged
                        Securities(SM) (PCARS)(SM) Trust
                        KeyCorp Institutional Capital A
                           Certificates Series 2002-1
                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------
                              GOLDMAN, SACHS & CO.

                             PRUDENTIAL SECURITIES
                           U.S. BANCORP PIPER JAFFRAY
                          SPEAR, LEEDS & KELLOGG L.P.
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